Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-270327 and 333-270327-01

INDEX SUPPLEMENT NO. IS-15-01

(To the prospectus and prospectus supplement each dated March 7, 2023)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

Notes Linked to the Nasdaq Generations 5 Index

This index supplement sets forth terms that will apply generally to notes that we may offer from time to time using this index supplement. The specific terms of a particular issuance of notes will be set forth in a pricing supplement that we will deliver in connection with that issuance. If the terms specified in any pricing supplement are inconsistent with the terms specified in this index supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control. We refer to all notes offered under this index supplement as the “notes.”

•	Underlying Index. The notes will be linked to the performance of the Nasdaq Generations 5 Index (the “Index”). The Index was developed by Nasdaq, Inc. (the “Index Sponsor”). You should carefully review the sections “Description of the Nasdaq Generations 5 Index” and “Risk Factors Relating to the Notes” in this index supplement for more information about the Index and for a discussion of important risks relating to the Index.

•	Payment at Maturity. The notes provide for the repayment of the stated principal amount at maturity, regardless of the performance of the Index. If so specified in the applicable pricing supplement, the notes offer the possibility of an additional payment at maturity based on the performance of the Index.

•	Coupon. The notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate, which may be fixed or may vary depending on the performance of the Index or otherwise, and the coupon payment date(s) will be specified in the applicable pricing supplement.

•	No Guaranteed Return on Your Investment. The notes do not guarantee any positive return on your investment, unless otherwise specified in the applicable pricing supplement. Any potential payment on the notes that depends on the performance of the Index may be zero, unless otherwise specified in the applicable pricing supplement. In that event, you will only receive the stated principal amount at maturity of the notes and will not be compensated for the time value of money.

•	Credit Risk. The notes are unsecured senior debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the notes is an unsecured obligation of Citigroup Inc. Accordingly, all payments on the notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payment owed to you under the notes, including the repayment of principal at maturity.

•	No Listing. The notes will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement. Accordingly, unless otherwise specified, the notes may have limited or no liquidity, and you should not invest in the notes unless you are willing to hold them until maturity. You are entitled to the repayment of the stated principal amount (and any other amount that may be payable at maturity) only if you hold the notes at maturity.

•	Not Equivalent to Investing in the Index. Investing in the notes is not equivalent to investing directly in the constituents of the Index. You will not have any ownership interest or any other right with respect to the constituents of the Index.

•	Tax Consequences. For important information regarding certain tax consequences of investing in the notes, see “United States Federal Tax Considerations” beginning on page IS-52.

You should carefully review the specific terms of the notes described in the applicable pricing supplement together with the information contained in this index supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

Investing in the notes is subject to risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Notes” beginning on page IS-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this index supplement, the accompanying prospectus supplement and prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes, and the guarantee of the notes by Citigroup Inc., are not deposits or savings accounts but are, respectively, unsecured debt obligations of Citigroup Global Markets Holdings Inc. and unsecured obligations of Citigroup Inc. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup

June 27, 2024

We are responsible for the information contained or incorporated by reference in this index supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this index supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement is accurate as of any date other than the date on the front of such document. We are not making an offer of these notes in any state where the offer is not permitted.

TABLE OF CONTENTS

Index Supplement

About This Index Supplement	IS-3
Summary Description of the Index	IS-4
Summary Payment Terms	IS-8
Risk Factors Relating to the Notes	IS-9
Description of the Notes	IS-18
Description of the Nasdaq Generations 5 Index	IS-24
Description of the truVol Methodology	IS-34
Description of the Nasdaq-100 Total Return Index and the Nasdaq Next Generation 100 Total Return Index	IS-39
Description of the U.S. Treasury Note Futures Indices	IS-44
Benefit Plan Investor Considerations	IS-51
United States Federal Tax Considerations	IS-53
Annex A	IS-61

Prospectus Supplement

Risk Factors	S-1
Important Currency Information	S-4
Forward-Looking Statements	S-5
Description of the Notes	S-6
United States Federal Tax Considerations	S-14
Plan of Distribution	S-27
Conflicts of Interest	S-28
Benefit Plan Investor Considerations	S-34
Legal Matters	S-36

Prospectus

Prospectus Summary	1
Forward-Looking Statements	6
Citigroup Inc.	6
Citigroup Global Markets Holdings Inc.	10
Use of Proceeds and Hedging	11
European Monetary Union	13
Description of Debt Securities	13
Currency Conversions and Foreign Exchange Risks Affecting
Debt Securities Denominated in a Foreign Currency	25
Plan of Distribution	27
Legal Matters	29
Experts	29

ABOUT THIS INDEX SUPPLEMENT

The pricing supplement for a particular issuance of notes will describe certain specific terms of those notes, but will not describe all of the material terms of those notes or contain all of the other material disclosures that you should consider before investing in those notes. The material terms of the notes and other material disclosures that are not contained in the applicable pricing supplement are set forth in this index supplement and, to the extent not set forth in this index supplement, in the accompanying prospectus supplement and prospectus. Accordingly, it is important that you read the applicable pricing supplement together with this index supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

You may find the prospectus and prospectus supplement each dated March 7, 2023 here: https://www.sec.gov/Archives/edgar/data/200245/000119312523063080/d470905d424b2.htm

References in this index supplement, the applicable pricing supplement and the accompanying prospectus supplement and prospectus, to “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Summary Description of the Index

All information contained in this index supplement regarding the Nasdaq Generations 5 Index (the “Index”), including, without limitation, its make-up, method of calculation and changes in its constituents, has been derived from information provided by Nasdaq, Inc. (the “Index Sponsor”), without independent verification. This information reflects the policies of, and is subject to change by, the Index Sponsor. The Index is calculated by MerQube, Inc., acting as Index Calculation Agent (the “Index Calculation Agent”). The Index Sponsor has no obligation to continue to publish the Index and may discontinue publication of the Index at any time. The Index launched on August 11, 2022 and, therefore, has a limited performance history.

The Index tracks the performance of a hypothetical investment portfolio composed of the Nasdaq-100 Total Return Index (“XNDX”), the Nasdaq Next Generation 100 Total Return Index (“NGXT”), a 10-year U.S. Treasury futures index and/or a 2-year U.S. Treasury futures index and uninvested cash, where the weights of those constituents within the portfolio are adjusted daily at the market close in an attempt to maintain an overall volatility of the Index at 5%. The reference to “5” in the name of the Index is to this 5% volatility target. The Index is an excess return index, which means that the performance of its constituents will be reduced by an implicit financing cost. The Index performance is also reduced by an index fee of 0.50% per annum.

We refer to the hypothetical investment portfolio tracked by the Index at any time as the “Index Portfolio” at that time. The Index Portfolio consists of the following allocations:

•	Equity Allocation: The Equity Allocation consists of two equity indices, XNDX and NGXT, with 70% of the Equity Allocation allocated to XNDX and 30% of the Equity Allocation allocated to NGXT. XNDX is composed of stocks of 100 of the largest non-financial companies listed on the Nasdaq Stock Market, and NGXT is composed of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market that are not included in XNDX. Both are modified market capitalization-weighted indices, which means that larger companies have greater weights within each index, subject to certain weight caps.

•	Fixed Income Allocation: The Fixed Income Allocation consists of the Citi 10Y U.S. Treasury Futures Market Tracker Index (the “10Y Index”) and/or the Citi 2Y U.S. Treasury Futures Market Tracker Index (the “2Y Index”). The Fixed Income Allocation will consist solely of the 10Y Index unless the returns of XNDX and the 10Y Index have become correlated to a relatively high degree compared to the degree of correlation of their returns over the prior year, in which case the Fixed Income Allocation will consist solely of the 2Y Index, subject to averaging between the two during a transition period and subject to a stop-loss mechanic that will reduce the weight of the applicable index to zero if its value has fallen below its 200-day moving average for 10 consecutive days. Each of the 10Y Index and the 2Y Index tracks the performance of a hypothetical investment, rolled quarterly, in a near-maturity U.S. Treasury note futures contract referencing U.S. Treasury notes with a remaining term to maturity of between 6.5 years and 10 years (in the case of the 10Y Index) or between 1.75 years and 2 years (in the case of the 2Y Index).

•	Uninvested Allocation: The Index may allocate a portion of the Index Portfolio to hypothetical uninvested cash, which generates no return. The Index will allocate a portion of the Index Portfolio to the Uninvested Allocation when the weights assigned to the Equity Allocation and the Fixed Income Allocation together sum to less than 100%, and the Index is likely to allocate a portion of the Index Portfolio to the Uninvested Allocation when the weight of the constituent(s) then making up the Fixed Income Allocation has been reduced to zero pursuant to the stop-loss mechanic referenced above.

The Equity Allocation and the Fixed Income Allocation together make up the “Invested Allocation” in the Index Portfolio. The Invested Allocation and the Uninvested Allocation (if any) at any time together make up the Index Portfolio. We refer to each of XNDX, NGXT, the 10Y Index, the 2Y Index and hypothetical uninvested cash as a “constituent” of the Index Portfolio.

The weight of each constituent within the Index Portfolio is adjusted daily at the market close in an attempt to maintain an overall volatility for the Index at its volatility target of 5%. The Index seeks to allocate as much weight to the Equity Allocation as would be consistent with maintaining its volatility target of 5%. In general, however, the volatility of the Equity Allocation is expected to be significantly greater than 5% and significantly greater than the volatility of the Fixed Income Allocation in most circumstances. As a result, for the Index to maintain an overall Index volatility of 5%, it is expected that the Index will be required to have a significantly greater allocation to the Fixed Income Allocation than to the Equity Allocation in most circumstances. The Index may also at times have a significant allocation to the Uninvested Allocation, on which no interest or other return will accrue. The Index is therefore likely to significantly underperform the Equity Allocation in a rising equity market.

The Index seeks to maintain its volatility target by utilizing a proprietary volatility-targeting methodology developed by Salt Financial LLC (“Salt”), which Salt calls the truVol Risk Control Engine and which we refer to as the “truVol methodology”. The truVol methodology specifies a set of parameters used to adjust weights within a hypothetical investment portfolio between one or more higher-volatility constituents and one or more lower-volatility constituents (including hypothetical uninvested cash), with the goal of maintaining the overall volatility of the portfolio at approximately the volatility target. In the case of the Index, the higher-volatility constituents are the equity constituents that make up the Equity Allocation, and the lower-volatility constituents are the fixed income constituents that make up the Fixed Income Allocation and the hypothetical uninvested cash that makes up the Uninvested Allocation.

The Index may employ leverage up to 150%, which means that at any time up to 150% of the value of the Index may be exposed to the Invested Allocation. If the Index were to have 150% exposure to the Invested Allocation, that would mean that a 1% increase or decrease in the value of the Invested Allocation would result in a 1.5% increase or decrease in the value of the Index (before taking into account the effects of the implicit financing cost and the index fee). At any time when the Index has less than 100% exposure to the Invested Allocation, the difference between 100% and the weight of the Invested Allocation will be allocated to the Uninvested Allocation, on which no interest or other return will accrue.

The chart below illustrates the composition of six hypothetical Index Portfolios, assuming various combinations of:

•	the greater of the short-term and long-term volatility of the Equity Allocation, which determines the preliminary weights of the Equity Allocation and Fixed Income Allocation within the Invested Allocation;

•	the greater of the short-term and long-term volatility of the Invested Allocation, consisting of the Equity Allocation and Fixed Income Allocation each with the preliminary weight described above, which will determine the preliminary weight of the Invested Allocation within the Index Portfolio;

•	the truVol scalar, which may be applied to increase or decrease the weight of the Equity Allocation otherwise determined as described above; and

•	whether the stop-loss mechanic in the Fixed Income Allocation has been triggered, which will reduce the weight of the affected constituent(s) in the Fixed Income Allocation to zero if triggered.

The chart is intended solely for the purpose of illustrating how the Equity Allocation, Fixed Income Allocation and Uninvested Allocation together make up the Index Portfolio. It does not show all factors relevant to that determination, and in particular does not illustrate the impact of the volatility adjustment factor described below. Moreover, it does not show all possible compositions of the Index Portfolio and is not an indication of what the composition of the Index Portfolio may be at any given point in time.

The Index is an “excess return” index, which means that the performance of its underlying constituents will be reduced by an implicit financing cost. The implicit financing cost is reflected in the Equity Allocation through a reduction in the performance of the constituents of the Equity Allocation at the federal funds effective rate.

For the Fixed Income Allocation, the implicit financing cost results from the fact that the constituents of the Fixed Income Allocation track U.S. Treasury futures contracts on U.S. Treasury notes, rather than the U.S. Treasury notes directly. As discussed in “Description of the U.S. Treasury Note Futures Indices” below, each of the 10Y Index and the 2Y Index tracks the performance of a hypothetical investment, rolled quarterly, in a near-maturity U.S. Treasury note futures contract referencing U.S. Treasury notes with a remaining term to maturity of between 6.5 years and 10 years (in the case of the 10Y Index) or between 1.75 years and 2 years (in the case of the 2Y Index). The value of the relevant U.S. Treasury note futures contracts will fluctuate with changes in the market value of the underlying U.S. Treasury notes. In general, the value of a U.S. Treasury note will fall as market interest rates rise, and rise as market interest rates fall. However, the value of a U.S. Treasury note futures contract will also fluctuate based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract. These factors are likely to cause a position in a U.S. Treasury note futures contract to reflect an implicit financing cost, which will lower the return on the futures contract as compared to a direct investment in the underlying U.S. Treasury notes. Accordingly, we expect the performance of each of the 10Y Index and the 2Y Index to generally reflect changes in the value of the underlying U.S. Treasury notes, as reduced by an implicit financing cost. Moreover, the 10Y Index and the 2Y Index will not reflect interest that could be earned on funds notionally committed to the trading of the underlying futures contracts.

The implicit financing cost is likely to cause the performance of the Invested Allocation as measured for purposes of the Index to be significantly less than the actual performance of the stocks included in the Equity Allocation and the U.S. Treasury notes underlying the U.S. Treasury futures that make up the Fixed Income Allocation. The negative impact of the implicit financing cost will increase if market interest rates rise. The performance of the Index will also be reduced on a daily basis by an index fee of 0.50% per annum.

This section contains only a summary description of the Index and does not describe all of its important features in detail. Before investing in the notes, you should carefully review the more detailed description of the Index contained in the section “Description of the Nasdaq Generations 5 Index” in this index supplement.

The Index is subject to important risks, including the following:

•	There can be no assurance that the Index’s volatility-targeting methodology will be more effective than any other volatility-targeting methodology that could have been followed.

•	The Index is likely to significantly underperform equity markets in a bull market for equities. This is because the Invested Allocation is likely to have significantly more exposure to the Fixed Income Allocation than to the Equity Allocation. Although the Fixed Income Allocation is generally expected to be a lower-risk allocation than the Equity Allocation, it also has less return potential. In addition, a significant portion of the Index may be hypothetically uninvested at any point in time, and no return will accrue on that portion.

•	The Equity Allocation has a different makeup than the broader equity market and may underperform the broader equity market.

•	The Fixed Income Allocation has significant downside potential, particularly in a rising interest rate environment.

•	The implicit financing cost and index fee will place a drag on the performance of the Index, offsetting any appreciation of the stocks in the Equity Allocation and U.S. Treasury notes underlying the Fixed Income Allocation, exacerbating any depreciation and causing the level of the Index to decline steadily if the value of those stocks and U.S. Treasury notes remains relatively constant.

•	The Index launched on August 11, 2022 and, therefore, has a limited performance history.

For more information about the important risks affecting the Index, you should carefully read the section “Risk Factors Relating to the Notes—Risks Factors Relating to the Index” in this index supplement.

We refer to Index Portfolio as “hypothetical” because there are no actual assets to which any investor is entitled. The Index is merely a mathematical calculation that is performed by reference to the hypothetical allocations described in the section “Description of the Nasdaq Generations 5 Index” in this index supplement.

SUMMARY PAYMENT TERMS

The particular payment terms of the notes will be set forth in the applicable pricing supplement and will be linked to the performance of the Index. The notes provide for the repayment of the stated principal amount at maturity, regardless of the performance of the Index. The notes may pay coupon payments at a rate that varies based on the performance of the Index, or the notes may not pay interest and may instead provide for a single payment at maturity based on the performance of the Index. The specific terms of the notes will be specified in the applicable pricing supplement.

Any potential payment on the notes that depends on the performance of the Index may be positive, or it may be zero, depending on the specific terms of the notes. You should carefully read the applicable pricing supplement to understand the payment terms of the notes and the circumstances in which you may not receive any return on your investment in the notes. The specific terms of the notes will be determined on the date we price the notes for initial sale to the public, which we refer to as the “Pricing Date.”

Any potential payment on the notes that depends on the performance of the Index will be based on the Closing Level of the Index on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement.

In addition to the risks associated with the performance of the Index, all payments due on the notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of the obligations of Citigroup Global Markets Holdings Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations under the notes, you may not receive any payment owed to you, including the repayment of the stated principal amount of your notes at maturity.

Before deciding whether to invest in the notes, you should carefully read and understand the sections “Risk Factors Relating to the Notes” and “Description of the Nasdaq Generations 5 Index” in this index supplement as well as the particular terms and risk factors described in the applicable pricing supplement.

Certain events may happen that could affect any payment owed to you under the notes, such as the occurrence of market disruption events or other events affecting the Index. Those events are described in this index supplement under “Description of the Notes” and “Description of the Nasdaq Generations 5 Index” and will not be repeated in the applicable pricing supplement. As a result, you should carefully review and understand the section “Description of the Notes” and “Description of the Nasdaq Generations 5 Index” in this index supplement.

RISK FACTORS RELATING TO THE NOTES

An investment in the notes is significantly riskier than an investment in conventional debt securities. The notes are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the notes, and are also subject to risks associated with the Index because your return on the notes will depend on the performance of the Index.

Risk Factors Relating to All Notes

You May Not Receive Any Return On Your Investment in the Notes, in Which Case You Will Suffer a Loss On Your Investment in Real Value Terms. Your return on the notes, if any, will depend on the performance of the Index. If the Index does not perform favorably (which will depend on the specific terms of the notes set forth in the applicable pricing supplement), you may not receive any return on your investment in the notes. Although the notes provide for the repayment of the stated principal amount at maturity regardless of the performance of the Index, you may nevertheless suffer a loss on your investment in the notes, in real value terms, if you do not receive a positive return on the notes. This is because inflation may cause the real value of the stated principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the notes.

Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation or be as great as the return you could have achieved on a conventional debt security of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) of comparable maturity. You should carefully consider whether an investment that may not provide for any return on your investment, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.

The Notes Will Not Pay Any Coupon Unless Otherwise Specified in the Applicable Pricing Supplement. Unless the applicable pricing supplement specifies that the notes will pay a coupon, the notes will not pay any interest or provide for any other payments prior to maturity. Accordingly, unless the applicable pricing supplement specifically provides for a coupon payment, you should not invest in the notes if you seek current income during the term of the notes.

If the Notes Provide For a Coupon That Depends on the Performance of the Index, the Coupon Payment May Be Zero on One or More Coupon Payment Dates. If the applicable pricing supplement provides for a coupon payment but the amount of such payment varies depending on the performance of the Index or otherwise, you should understand that you may not receive any payment on one or more (or any) coupon payment dates during the term of the notes. You should not invest in notes with such terms if you seek certainty of receiving current income during the term of the notes.

If a Maximum Return Applies to the Notes, Your Return on the Notes Will Be Limited. If applicable, the maximum return will be a percentage of the stated principal amount of the notes that will be determined on the Pricing Date and set forth in the applicable pricing supplement. Your total return at maturity on notes with a maximum return will be limited to the specified maximum return (excluding any coupon payments, if applicable), even if the return of the Index is significantly greater. You should not invest in notes that have a maximum return if you seek to participate in the full appreciation of the Index.

The Notes are Subject to the Credit Risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the Guarantor of any Payments Due on the Notes. You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The notes are not guaranteed by any entity other than Citigroup Inc. Any actual or anticipated changes to Citigroup Global Markets Holdings Inc.’s or Citigroup Inc.’s credit ratings or credit spreads may adversely affect the value of the notes. If Citigroup Global Markets Holdings Inc. defaults on its obligations and Citigroup Inc. defaults on its guarantee obligations under the notes, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the notes prior to maturity will be affected by changes in the market’s view of Citigroup Global Markets Holdings Inc.’s and Citigroup Inc.’s creditworthiness.

Any decline, or anticipated decline, in either of their credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of their credit risk is likely to adversely affect the value of the notes.

Sale of the Notes Prior to Maturity May Result In a Loss of Principal. You will be entitled to receive at least the full stated principal amount of your Notes, subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., only if you hold the notes to maturity. The value of the notes may fluctuate during the term of the notes, and if you are able to sell your notes prior to maturity, you may receive less than the full stated principal amount of your notes.

The Notes Will Not Be Listed on a Securities Exchange and You May Not Be Able To Sell Your Notes Prior To Maturity. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange. Accordingly, the notes may have limited or no liquidity, and you should not invest in the notes unless you are willing to hold them to maturity.

Citigroup Global Markets Inc. (“CGMI”) or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the notes. If CGMI or such other underwriter or agent does make a market in the notes, it may discontinue doing so at any time. Because we do not expect that other broker-dealers will participate significantly in any secondary market for the notes, the price at which you may be able to sell your notes prior to maturity is likely to depend on the price, if any, at which CGMI or such other underwriter or agent is willing to transact. If at any time CGMI or such other underwriter or agent were not to make a market in the notes, it is likely that there would be no secondary market at all for the notes. The price, if any, at which CGMI, such other underwriter or agent or any other buyer may be willing to purchase your notes in any secondary market that may develop may be significantly less than the stated principal amount; therefore, any sale of the notes prior to maturity may result in a substantial loss. As a result, you should be prepared to hold your notes to maturity.

The Value Of Your Notes Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors. The value of your notes prior to maturity will fluctuate based on the level of the Index and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the notes of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your notes at any time prior to maturity may be significantly less than the stated principal amount.

•	Level of the Index. We expect that the value of the notes at any time will depend substantially on the level of the Index at that time. If the level of the Index declines following the Pricing Date, the value of your notes will also likely decline, perhaps significantly. Even at a time when the level of the Index exceeds its level on the Pricing Date, the value of your notes may nevertheless be significantly less than the stated principal amount of your notes because of expectations that the level will continue to fluctuate over the term of the notes, among other reasons.

The level of the Index will be influenced by the value and volatility of its Constituents, as well as by complex and interrelated political, economic, financial and other factors that affect the capital markets generally. Hedging by us or our counterparties (which may include our affiliates), the issuance of other securities similar to the notes and other trading activities by our affiliates may also affect the level, which could negatively affect the value of the notes.

•	Volatility of the Index. Volatility refers to the magnitude and frequency of changes in level over any given period. Any change in the expected volatility of the Index may adversely affect the value of the notes.

•	Interest Rates. We expect that the value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the notes may decrease.

•	Time Remaining to Maturity. At any given time, a portion of the value of the notes will be attributable to time value, which is based on the amount of time then remaining to maturity. You should understand that the value of the notes may be adversely affected solely as a result of the passage of time.

•	Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the notes. Therefore, actual or anticipated changes in either of their credit ratings or credit spreads may affect the value of the notes.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the notes attributable to one or more of the other factors.

Our Affiliates May Have Published Research, Expressed Opinions or Provided Recommendations that are Inconsistent With Investing in the Notes and May Do So in the Future, and any such Research, Opinions or Recommendations Could Adversely Affect the Level of the Index. CGMI and other of our affiliates may publish research from time to time relating to the financial markets, any of the Constituents of the Index or the hypothetical investment methodology of the Index. Any research, opinions or recommendations provided by CGMI may influence the price or level of any Constituent of the Index, and they may be inconsistent with purchasing or holding the notes. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the Constituents of the Index, the Index itself and the merits of investing in the notes.

The Price or Level of a Constituent or of the Index May Be Affected by Our or Our Affiliates’ Hedging and Other Trading Activities. In anticipation of the sale of the notes, we expect to hedge our obligations under the notes directly or through one of our affiliates, which may involve taking positions directly in the Constituents of the Index or other instruments that may affect the values of the Constituents of the Index. We or our counterparties may also adjust this hedge during the term of the notes and close out or unwind this hedge on or before any Valuation Date, which may involve, among other things, us or our counterparties purchasing or selling such Constituents or other instruments. This hedging activity on or prior to the Pricing Date could potentially affect the values of the Constituents of the Index on the Pricing Date and, accordingly, potentially increase the Initial Index Level, which may adversely affect your return on the notes. Additionally, this hedging activity during the term of the notes, including on or near any Valuation Date, could negatively affect the level of the Index and, therefore, adversely affect your payment at maturity on the notes. This hedging activity may present a conflict of interest between your interests as a holder of the notes and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI or, if applicable, any other entity may be willing to purchase your notes in a secondary market transaction.

We and our affiliates may also trade the Constituents of the Index and/or other instruments that may affect the values of the Constituents of the Index on a regular basis (taking long or short positions or both), for our or their accounts, for other accounts under management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the prices or levels of the Constituents of the Index on any Valuation Date and, therefore, adversely affect the performance of the Index and the notes.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We and Our Affiliates May Have Economic Interests That Are Adverse to Those of the Holders of the Notes as a Result of Our or Our Affiliates’ Business Activities. We or our affiliates may currently or from time to time engage in business with the issuers of the stocks that are included in the Equity Allocation, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. We do not make any representation or warranty to any purchaser of the notes with respect to any matters whatsoever relating to our or our affiliates’ business with any such issuer. Moreover, if we or any of our affiliates are or become a creditor of any such issuer or otherwise enter into any transaction with any such issuer in the regular course of business, we or such affiliate may exercise any remedies against such issuer that are available to them without regard to the impact on your interests as a holder of the notes.

Our Affiliate Is the Notes Calculation Agent and, In That Capacity, May Make Important Determinations With Respect to the Notes. As Notes Calculation Agent, CGMI, which is an affiliate of ours, will determine, among other things, the amount of any payment owed to you on the notes. In addition, if certain events occur, the Notes Calculation Agent will be required to make certain discretionary judgments that could significantly affect the amount of such payment. In making these judgments, the interests of the Notes Calculation Agent, as our affiliate, could be adverse to your interests as a holder of the notes. Such judgments could include, among other things:

•	determining whether a Market Disruption Event exists on a Valuation Date with respect to any Constituent of the Index;

•	if the Closing Level of the Index is not published by the Index Calculation Agent or if a Market Disruption Event exists with respect to any Constituent of the Index on a Valuation Date, determining the Closing Level of the Index with respect to that date, which may require the Notes Calculation Agent to make a good faith estimate of the value of one or more Constituents of the Index if the Market Disruption Event is continuing on the Backstop Date; and

•	selecting a Successor Index or performing an alternative calculation of the Closing Level of the Index if the Index is discontinued.

Any of these determinations made by the Notes Calculation Agent may adversely affect any payment owed to you under the notes.

Discontinuance of the Index Could Adversely Affect the Value of the Notes. The Index Sponsor is not required to publish the Index throughout the term of the notes. The Index Sponsor may determine to discontinue the Index for any reason. If the Index is discontinued, the Notes Calculation Agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Index and is not precluded from considering other indices that are calculated and published by the Notes Calculation Agent or any of its affiliates. Any such successor index may not perform favorably.

If the Index Sponsor (i) announces that it will make a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the Index and no successor index is chosen, then the Notes Calculation Agent will calculate the level of the Index on each subsequent date of determination in accordance with the formula for and method of calculating the Index last in effect prior to the change or cancellation. For purposes of such calculation, (i) if any Constituent has been materially modified or permanently cancelled, the Notes Calculation Agent will use its good faith estimate of the level of such Constituent, but taking into account only those securities in the Constituent and their respective weightings as of immediately prior to such material modification or cancellation and (ii) if the Notes Calculation Agent determines that any feature of the truVol methodology is unavailable to the Notes Calculation Agent for such purpose, the truVol scalar shall be set in all events to 1 and each volatility calculation shall be based on the EWMA volatility of the applicable Constituent, rather than its truVol volatility. This alternative calculation may be less favorable to you than if the Index had continued to be calculated according to its current methodology.

Notwithstanding these alternative arrangements, the discontinuance or material modification of the Index could adversely affect the value of the notes.

The U.S. Federal Tax Consequences of an Assumption of the Notes are Unclear. The notes may be assumed by Citigroup Inc., as provided in the accompanying prospectus. The law regarding whether or not such an assumption would be considered a taxable modification of the notes is not entirely clear and, if the Internal Revenue Service (the “IRS”) were to treat the assumption as a taxable modification, a U.S. holder would generally be required to recognize gain (if any) on the notes and the timing and character of income recognized with respect to the notes after the assumption could be affected significantly. A changed treatment of the notes could have possible withholding tax consequences to Non-U.S. Holders (as defined under “United States Federal Tax Considerations — Tax Consequences to Non-U.S. Holders”). You should read carefully the discussion under “United States Federal Tax Considerations” in this index supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an assumption of the notes.

Risk Factors Relating to the Index

The following discussion of risks relating to the Index should be read together with the sections “Description of the Nasdaq Generations 5 Index” and “Description of the truVol Methodology” below, which define and further describe a number of the terms and concepts referred to in this section.

The Index May Not Be Successful And May Underperform Alternative Investment Strategies. There can be no assurance that the Index will achieve positive returns over any period. The Index tracks the performance of a hypothetical investment portfolio (which we refer to as the Index Portfolio) composed of an Equity Allocation (made up of the Nasdaq-100 Total Return Index and the Nasdaq Next Generation 100 Total Return Index), a Fixed Income Allocation (made up of a 10-year U.S. Treasury futures index and/or a 2-year U.S. Treasury futures index) and an Uninvested Allocation (representing hypothetical uninvested cash), where the weights of the constituents within the portfolio are adjusted daily in an attempt to maintain an overall volatility of the Index at 5%. The performance of the Index over any period will depend on the performance of the Index Portfolio over that time period, as adjusted daily, and subject to an implicit financing cost and index fee, all as more fully described below. In general, if the stocks and the U.S. Treasury notes underlying the U.S. Treasury note futures that make up the Index Portfolio appreciate over a period by more than the implicit financing cost and index fee, the level of the Index will increase, and if they depreciate over that period or appreciate by less than the implicit financing cost and index fee, the level of the Index will decrease. The performance of the Index may be less favorable than alternative investment strategies that could have been implemented, including an investment in a passive index fund.

The Index Is Likely To Significantly Underperform Equities In Rising Equity Markets. The weight of each constituent within the Index Portfolio is adjusted daily at the market close in an attempt to maintain an overall volatility for the Index at its volatility target of 5%. The Index seeks to allocate as much weight to the Equity Allocation as would be consistent with maintaining its volatility target of 5%. In general, however, the volatility of the Equity Allocation is expected to be significantly greater than 5% and significantly greater than the volatility of the Fixed Income Allocation in most circumstances. As a result, for the Index to maintain an overall Index volatility of 5%, it is expected that the Index will be required to have a significantly greater allocation to the Fixed Income Allocation than to the Equity Allocation in most circumstances. The Index may also at times have a significant allocation to the Uninvested Allocation, on which no interest or other return will accrue. The Index is therefore likely to significantly underperform the Equity Allocation in a rising equity market.

The Equity Allocation May Underperform The Broader Equity Market. The Equity Allocation consists of two equity indices, the Nasdaq-100 Total Return Index and the Nasdaq Next Generation 100 Total Return Index, with 70% of the Equity Allocation allocated to the Nasdaq-100 Total Return Index and 30% of the Equity Allocation allocated to the Nasdaq Next Generation 100 Total Return Index. The Nasdaq-100 Total Return Index is composed of stocks of 100 of the largest non-financial companies listed on the Nasdaq Stock Market, and the Nasdaq Next Generation 100 Total Return Index is composed of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market that are not included in the Nasdaq-100 Total Return Index. These stocks may not be representative of the broader equity market, and as a result their performance could be materially worse than that of the broader equity market.

The Equity Allocation And The Fixed Income Allocation May Offset Each Other, Dampening Index Returns. The Index Portfolio is expected to include both the Equity Allocation and the Fixed Income Allocation (except in circumstances when the Fixed Income Allocation’s stop-loss mechanic has been triggered, reducing the weight of the constituent(s) then making up the Fixed Income Allocation to zero). If the returns of the Equity Allocation and Fixed Income Allocation prove to be inversely correlated, the positive returns of one will be offset by negative returns of the other, reducing overall Index returns. For example, at a time of equity market appreciation that results in positive performance of the Equity Allocation, the U.S. Treasury notes underlying the Fixed Income Allocation may decline in value, as investors move from bonds to stocks. The offsetting effects of negative performance of the Fixed Income Allocation may exacerbate the underperformance of the Index relative to the broader equity market (caused by the factors described above) in a time of equity market appreciation.

The Index Is Likely To Have Significant Exposure At All Times To The Fixed Income Allocation, Which Has Limited Return Potential And Significant Downside Potential, Particularly In Times Of Rising Interest Rates. The Fixed Income Allocation has limited return potential, which in turn limits the return potential of the Index. However, the Fixed Income Allocation has significant downside potential, particularly in a rising interest rate environment. Although U.S. Treasury notes themselves are generally viewed as safe assets, the constituents of the Fixed Income Allocation track the value of futures contracts on U.S. Treasury notes, which may be subject to significant fluctuations and declines. In particular, the value of a futures contract on a U.S. Treasury note is likely to decline if there is a general rise in interest rates, as the rise in interest rates would reduce the value of the underlying U.S. Treasury notes. In addition, the value of a futures contract on U.S. Treasury notes is likely to decline by more than the decline in the value of the underlying U.S. Treasury notes at a time of rising interest rates, because the futures contract will also be adversely affected by an increase in the implicit financing cost discussed below. As a result, the Fixed Income Allocation may decline significantly at a time of rising interest rates. In turn, because the Index is likely to have significant exposure to the Fixed Income Allocation at all times, the Index may decline significantly at a time of rising interest rates.

The Index May Have Significant Exposure To Hypothetical Uninvested Cash, On Which No Interest Or Other Return Will Accrue. The Index will allocate a portion of the Index Portfolio to the Uninvested Allocation when the weights assigned to the Equity Allocation and the Fixed Income Allocation together sum to less than 100%, and the Index is likely to allocate a portion of the Index Portfolio to the Uninvested Allocation when the weight of the constituent(s) then making up the Fixed Income Allocation has been reduced to zero pursuant to the stop-loss mechanic described below. Any portion of the Index Portfolio that is allocated to the Uninvested Allocation will not accrue any interest or other return. A significant allocation to the Uninvested Allocation will significantly reduce the Index’s potential for gains. In addition, the index fee will be deducted from the entire Index, including the portion allocated to the Uninvested Allocation. As a result, after taking into account the deduction of the index fee, any portion of the Index that is allocated to the Uninvested Allocation will experience a net decline at a rate equal to the index fee.

The Implicit Financing Cost Will Be A Significant Drag On Index Performance. The Index is an “excess return” index, which means that the performance of its underlying constituents will be reduced by an implicit financing cost. The implicit financing cost is reflected in the Equity Allocation through a reduction in the performance of the constituents of the Equity Allocation at the federal funds effective rate. For the Fixed Income Allocation, the implicit financing cost results from the fact that the constituents of the Fixed Income Allocation track U.S. Treasury futures contracts on U.S. Treasury notes, rather than the U.S. Treasury notes directly. The implicit financing cost is likely to cause the performance of the Invested Allocation as measured for purposes of the Index to be significantly less than the actual performance of the stocks included in the Equity Allocation and the U.S. Treasury notes underlying the U.S. Treasury futures that make up the Fixed Income Allocation. The negative impact of the implicit financing cost will increase if market interest rates rise.

The implicit financing cost means that the Index Portfolio will not have positive returns unless the stocks included in the Equity Allocation and the U.S. Treasury notes underlying the U.S. Treasury futures that make up the Fixed Income Allocation appreciate sufficiently to offset the implicit financing cost. Because of the implicit financing cost, the Index Portfolio may have negative returns even if the relevant stocks and U.S. Treasury notes appreciate. The implicit financing cost will place a drag on the performance of the Index, offsetting any appreciation of the stocks that make up the Equity Allocation and the U.S. Treasury notes underlying the Fixed Income Allocation, exacerbating any depreciation and causing the value of the Index Portfolio to decline steadily if the value of those stocks and U.S. Treasury notes remains relatively constant.

The Index Fee Will Adversely Affect Index Performance. An index fee of 0.50% per annum is deducted in the calculation of the Index. The negative effects of the index fee on Index performance will be in addition to the negative effects of the implicit financing cost described above.

The Index May Fail To Maintain Its Volatility Target And May Experience Large Declines As A Result. The Index adjusts the weights of the constituents of the Index Portfolio on a daily basis in an attempt to maintain an overall volatility of the Index at 5%. The Index makes this adjustment based on the truVol methodology, as described in more detail under “Description of the Nasdaq Generations 5 Index” and “Description of the truVol Methodology” below. The truVol methodology (and, in turn, the Index) relies on a number of different measures of volatility of the underlying constituents. However, all of the measures used by the Index are based on the historical realized volatility of the relevant constituents, measured based on average returns (in some cases exponentially weighted) over a prior period. There is a time lag inherent in historical measures of volatility that are based on average returns over a period of multiple prior days, and it may take a significant period of time before an increase in volatility has been sufficiently reflected in the historical average to result in a meaningful increase in the volatility measure used by the Index. The historical measures used by the Index differ from other measures that could have been used, such as forward-looking measures of implied volatility that derive market expectations of future volatility from listed option prices. There can be no assurance that the measures of volatility used by the Index will be as effective in causing the Index to maintain its volatility target as other measures that could have been used. If the Index fails to maintain its volatility target and experiences significantly more than 5% volatility, and if the increase in volatility is accompanied by a decline in the value of the Invested Allocation, the Index may incur significant losses.

Certain Aspects Of The truVol Methodology Are Not Publicly Disclosed. Salt Financial LLC, the owner and developer of the truVol methodology, regards certain aspects of the truVol methodology as confidential trade secrets. Accordingly, this document does not contain a complete description of the truVol methodology. You should not invest in an instrument linked to the Index if you are not comfortable accepting that certain details of the truVol methodology are not disclosed. You should consult your own advisers and make an independent determination about whether to accept the risk of an investment linked to the Index without having access to a complete description of the truVol methodology.

The Index May Perform Poorly In Temporary Equity Market Crashes. A temporary equity market crash is an event in which the volatility of the Equity Allocation spikes suddenly and its value declines sharply over a short period of time, but the decline is short-lived and the Equity Allocation soon recovers its losses. In this circumstance, although the value of the Equity Allocation after the recovery may return to its value before the crash, the level of the Index may not fully recover its losses. This is because of the time lag that results from using a historical period to determine the allocation between the Equity Allocation and the Fixed Income Allocation in the Invested Allocation. Because of the time lag, the Index may not meaningfully reduce its exposure to the Equity Allocation until the crash has already occurred, and by the time the reduced exposure does take effect, the recovery may have already begun, so that the Index participates in the recovery on a reduced basis. In this event, the Index may end up significantly lower after the crash and recovery than it was before the crash, even though the Equity Allocation may have recovered fully.

The Index May Use Leverage, Magnifying Losses. The Index may employ leverage up to 150%, which means that, at any time, up to 150% of the value of the Index may be exposed to the Invested Allocation. If the Index were to have 150% exposure to the Invested Allocation, that would mean that every 1% decrease in the value of the Invested Allocation would result in a 1.5% decrease in the value of the Index (before taking into account the effects of the implicit financing cost and the index fee, which would exacerbate losses).

The Performance Of The Index Will Be Highly Sensitive To The Specific Parameters By Which It Is Calculated. The Index is calculated pursuant to a rules-based methodology that contains a number of specific parameters, as described in more detail under “Description of the Nasdaq Generations 5 Index” and “Description of the truVol Methodology” below. These parameters will be significant determinants of the performance of the Index. There is nothing inherent in any of these specific parameters that necessarily makes them the right specific parameters to use for the Index. If the Index had used different parameters, the Index might have achieved significantly better returns.

The Index Will Be Calculated Pursuant To A Set Of Fixed Rules And Will Not Be Actively Managed. If The Index Performs Poorly, The Index Sponsor Will Not Change The Rules In An Attempt To Improve Performance. The Index tracks the performance of the Index Portfolio, where the weights of the constituents within the Index Portfolio are adjusted daily in accordance with the rules described under “Description of the Nasdaq Generations 5

Index” below. The Index will not be actively managed. If the rules followed by the Index result in poor performance, the Index Sponsor will not change the rules in an attempt to improve performance. Accordingly, an investment linked to the Index is not like an investment in a mutual fund. Unlike a mutual fund, which could be actively managed by the fund manager in an attempt to maximize returns in changing market conditions, the Index rules will remain unchanged, even if those rules might prove to be ill-suited to future market conditions.

The Index Has Limited Actual Performance Information. The Index launched on August 11, 2022. Accordingly, the Index has limited actual performance data. Because the Index is of recent origin with limited performance history, an investment linked to the Index may involve a greater risk than an investment linked to one or more indices with an established record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s methodology. However, any historical performance of the Index is not an indication of how the Index will perform in the future.

Hypothetical Back-Tested Index Performance Information Is Subject To Significant Limitations. All information regarding the performance of the Index prior to August 11, 2022 is hypothetical and back-tested, as the Index did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

•	The Index Sponsor developed the rules of the Index with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

•	The hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information are not necessarily representative of the market conditions that will exist in the future.

It is impossible to predict whether the Index will rise or fall. The actual future performance of the Index may bear no relation to the historical or hypothetical back-tested levels of the Index.

The Administrator And Calculation Agent Of The Constituents Of The Fixed Income Allocation Is Our Affiliate And May Exercise Judgments Under Certain Circumstances In The Calculation Of Those Constituents. Although the constituents of the Fixed Income Allocation are rules-based, there are certain circumstances under which the administrator or calculation agent of those constituents may be required to exercise judgment in calculating the constituents, including the following:

•	The administrator will determine whether an ambiguity, error or omission has arisen and may resolve such ambiguity, error or omission, using expert judgment, and may amend the constituent rules to reflect the resolution of the ambiguity, error or omission.

•	The calculation agent will determine if any relevant day is a disrupted day and, if so, may publish its good faith estimate of the constituent level for such day.

•	If an adjustment event occurs with respect to a constituent, the calculation agent will determine whether to replace the relevant U.S. Treasury note futures contract and may adjust the constituent’s rules accordingly, and will determine whether to discontinue the constituent.

•	The calculation agent will determine whether a regulatory event occurs and whether such event has a material effect on the constituent. Following the occurrence of a material regulatory event, the administrator will determine whether to amend the constituent rules or discontinue and cancel the constituent.

In exercising these judgments, the administrator’s status as our affiliate may cause its interests to be adverse to yours. The administrator and calculation agent are not your fiduciaries and are not obligated to take your interests into account in calculating either constituent. Any actions taken by the administrator or calculation agent in calculating the level of a constituent of the Fixed Income Allocation could adversely affect the performance of the Index.

An Investment Linked To The Index Does Not Constitute Ownership Of The Stocks Or U.S. Treasury Note Futures Contracts Or Cash Included In The Index Portfolio. The Index Portfolio is described as a hypothetical investment portfolio because there is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in the stocks, U.S. Treasury notes futures contracts and cash included in the Index Portfolio, and the other Index rules.

DESCRIPTION OF THE NOTES

The following description of the general terms of the notes supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the notes in this index supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this index supplement.

The pricing supplement applicable to a particular issuance of notes will contain the specific terms of those notes. If any information in the applicable pricing supplement is inconsistent with this index supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this index supplement or in the accompanying prospectus supplement and prospectus. It is important for you to consider carefully the information contained in this index supplement together with the information contained in the applicable pricing supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

General

The notes offered under this index supplement (the “Notes”) are senior unsecured debt securities issued by Citigroup Global Markets Holdings Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the Notes are fully and unconditionally guaranteed by Citigroup Inc. The Notes will constitute part of the senior debt of Citigroup Global Markets Holdings Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings Inc. The guarantee of payments due on the Notes will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

The particular payment terms of the Notes will be set forth in the applicable pricing supplement and will be linked to the performance of the Nasdaq Generations 5 Index (the “Index”). The Index is described in “Description of the Nasdaq Generations 5 Index” below.

The Notes provide for the repayment of the stated principal amount at maturity. If so specified in the applicable pricing supplement, the Notes offer the possibility of an additional payment at maturity (other than any coupon payment, if specified in the applicable pricing supplement) based on the performance of the Index. The stated principal amount of each Note will be specified in the applicable pricing supplement.

In addition to the risks associated with the performance of the Index, all payments due on the Notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of any payments due on the Notes. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations under the Notes, you may not receive any payment owed to you, including the repayment of the stated principal amount of your Notes at maturity.

Any potential payment on the Notes that depends on the performance of the Index will be based on the Closing Level of the Index on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement. If any scheduled Valuation Date is not an Index Business Day, such Valuation Date will be postponed to the next succeeding Index Business Day.

An “Index Business Day” is any Monday through Friday, except a day when the Nasdaq Stock Market is scheduled to be closed.

Maturity

The Notes will mature on the date specified in the applicable pricing supplement (the “Maturity Date”). If the Maturity Date falls on a day that is not a New York Business Day, the payment to be made on the Maturity Date will be made on the next succeeding New York Business Day with the same force and effect as if made on the Maturity Date, and no interest will accrue as a result of such delayed payment. If a Notes Disruption Event occurs on the Valuation Date (or if there is more than one Valuation Date, on the final Valuation Date), then the Maturity Date will be postponed to the third New York Business Day after the Final Determination Date with respect to such Valuation Date. In addition, if the originally scheduled Valuation Date (or if there is more than one Valuation Date, the originally scheduled final Valuation Date) is not an Index Business Day and such Valuation Date is postponed so that it falls fewer than three New York Business Days prior to the Maturity Date, the Maturity Date will be postponed to the third New York Business Day after such Valuation Date as postponed.

“New York Business Day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges, bank institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

Notes Calculation Agent

The “Notes Calculation Agent” for each issuance of Notes will be our affiliate, Citigroup Global Markets Inc. (“CGMI”), or any successor appointed by us, unless otherwise specified in the applicable pricing supplement. The Notes Calculation Agent will make the determinations specified in this index supplement or in the applicable pricing supplement. All determinations made by the Notes Calculation Agent will be at the sole discretion of the Notes Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the Notes. The Notes Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

Determining the Closing Level of the Index

The “Closing Level” of the Index means, on any date of determination, the closing level of the Index for such day as published by the Index Calculation Agent, subject to the terms described under “—Discontinuance or Material Modification of the Index” below. If the closing level of the Index is not published by the Index Calculation Agent for any date of determination, or if the Notes Calculation Agent determines that a Market Disruption Event exists on any date of determination with respect to any Constituent then included in the Index, the Notes Calculation Agent will calculate the Closing Level of the Index in respect of that date of determination in good faith in accordance with the formula for and method of calculating the Index last in effect prior to commencement of the Market Disruption Event or failure to publish, using:

(i) for any Constituent with respect to which a Market Disruption Event does not occur on that date of determination, the Constituent Closing Level of such Constituent on that date of determination; and

(ii) for each Constituent with respect to which a Market Disruption Event occurs or is continuing on that date of determination, the Constituent Closing Level of such Constituent on the immediately succeeding Index Business Day on which no Market Disruption Event occurs or is continuing with respect to such Constituent, unless such Index Business Day has not occurred by the fifth Index Business Day following that date of determination (the “Backstop Date”), in which case the Notes Calculation Agent will use an alternative Constituent Closing Level for such Constituent determined using its good faith estimate of the Constituent Closing Level of that Constituent as of such Backstop Date.

For any date of determination on which the closing level of the Index is not published or a Market Disruption Event exists, the Notes Calculation Agent will, following that date of determination, calculate the Closing Level in respect of that date, and the Notes Calculation Agent will reflect in such Closing Level the index fee described under “Description of the Nasdaq Generations 5 Index” to the date of such calculation. If the Notes Calculation Agent determines that a Market Disruption Event exists with respect to any Constituent on a Valuation Date (such event, a “Notes Disruption Event”), the date on which the Closing Level of the Index in respect of such Valuation Date is finally determined (i.e., the first date on which the Constituent Closing Level has been determined for all Constituents in respect of such Valuation Date) is referred to as the “Final Determination Date” for such Valuation Date.

The term “Constituent” means any of XNDX, NGXT, the 10Y Index or the 2Y Index, each as defined under “Description of the Nasdaq Generations 5 Index” below.

The term “Constituent Closing Level” means, in respect of any Constituent and any date, the closing level of such Constituent on such date as announced by the calculation agent for such Constituent, in each case, except as otherwise provided in the definition of “Closing Level” above.

The term “Market Disruption Event” means (i) in respect of the 10Y Index or the 2Y Index, any event that would result in a Disrupted Day with respect to such index, as the term Disrupted Day is defined under “Description of the U.S. Treasury Note Futures Indices” below and (ii) in respect of XNDX or NGXT, an Equity Market Disruption Event.

The term “Equity Market Disruption Event” means, in respect of either XNDX or NGXT (each, an “equity constituent”), as determined by the Notes Calculation Agent,

(1)       the occurrence or existence of any suspension of or limitation imposed on trading by the relevant Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise) relating to securities that comprise 20 percent or more of the level of such equity constituent, which the Notes Calculation Agent determines is material, at any time during the one-hour period that ends at the closing time of the relevant Exchange;

(2)       the occurrence or existence of any suspension of or limitation imposed on trading by any Related Exchange for such equity constituent or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in futures or options contracts relating to such equity constituent, which the Notes Calculation Agent determines is material, at any time during the one-hour period that ends at the closing time of the relevant Related Exchange;

(3)       the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Notes Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, securities that comprise 20 percent or more of the level of such equity constituent on their relevant Exchanges, which the Notes Calculation Agent determines is material, at any time during the one-hour period that ends at the closing time of the relevant Exchange;

(4)       the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Notes Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such equity constituent on any Related Exchange for the Equity Index, which the Notes Calculation Agent determines is material, at any time during the one-hour period that ends at the closing time of the relevant Related Exchange;

(5)       the closure on any Exchange Business Day for such equity constituent of the Exchange(s) for securities comprising 20 percent or more of the level of such equity constituent or any Related Exchange for such equity constituent prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Scheduled Closing Time of such Exchange or Related Exchange on such Exchange Business Day (an “Early Closure”); or

(6)       the failure of the Exchange(s) for securities comprising 20 percent or more of the level of such equity constituent or any Related Exchange for such equity constituent to open for trading during its regular trading session.

For purposes of this definition, the relevant percentage contribution of a security included in an equity constituent to the level of such equity constituent will be based on a comparison of the portion of the level of such equity constituent attributable to that security to the level of such equity constituent, in each case immediately before the applicable event that, if the 20 percent threshold is met, would be an Equity Market Disruption Event.

The “Closing Time” on any day for any Exchange or Related Exchange is the Scheduled Closing Time for such Exchange or Related Exchange on such day or, if earlier, the actual closing time of such Exchange or Related Exchange on such day.

An “Exchange” means, with respect to any security included in an equity constituent, the principal exchange or market on which trading in such security occurs.

An “Exchange Business Day” means, with respect to an equity constituent, any Scheduled Trading Day for such equity constituent on which the Exchange(s) for securities comprising 20 percent or more of such equity constituent and each Related Exchange for such equity constituent are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Related Exchange” for an equity constituent means each exchange where trading has a material effect (as determined by the Notes Calculation Agent) on the overall market for futures or options contracts that a market participant might reasonably use to hedge exposure to such equity constituent.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

A “Scheduled Trading Day” means, for an equity constituent, as determined by the Notes Calculation Agent, a day on which the Exchange(s) for securities comprising more than 80 percent of the level of such equity constituent (determined based on a comparison of the portion of the level of such equity constituent attributable to that security to the level of such equity constituent, in each case as of the close of the immediately preceding Scheduled Trading Day) and each Related Exchange, if any, for such equity constituent are scheduled to be open for trading for their respective regular trading sessions.

Discontinuance or Material Modification of the Index

If the Index is (i) not calculated and announced by the Index Sponsor but is calculated and announced by a successor publisher acceptable to the Notes Calculation Agent or (ii) replaced by a successor index that the Notes Calculation Agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of the Index, in each case the Notes Calculation Agent may deem that index (the “Successor Index”) to be the Index. Upon the selection of any Successor Index by the Notes Calculation Agent pursuant to this paragraph, references in this Index Supplement or the applicable pricing supplement to the original Index will no longer be deemed to refer to the original Index and will be deemed instead to refer to that Successor Index for all purposes, and references in this Index Supplement or the applicable pricing supplement to the Index Sponsor will be deemed to be to the publisher of the Successor Index. In such event, the Notes Calculation Agent will make such adjustments, if any, to any level of the Index that is used for purposes of the Notes as it determines are appropriate in the circumstances.

If the Index Sponsor (i) announces that it will make a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the Index and no Successor Index is chosen as described above, then the Notes Calculation Agent will calculate the level of the Index on each subsequent date of determination in accordance with the formula for and method of calculating the Index last in effect prior to the change or cancellation. For purposes of such calculation, (i) if any Constituent has been materially modified or permanently cancelled, the Notes Calculation Agent will use its good faith estimate of the level of such Constituent, but taking into account only those securities in the Constituent and their respective weightings as of immediately prior to such material modification or cancellation and (ii) if the Notes Calculation Agent determines that any feature of the truVol methodology is unavailable to the Notes Calculation Agent for such purpose, the truVol scalar shall be set in all events to 1 and each volatility calculation shall be based on the EWMA volatility of the applicable Constituent, rather than its truVol volatility. Such level, as calculated by the Notes Calculation Agent, will be the relevant Closing Level for all purposes.

Notwithstanding these alternative arrangements, the discontinuance or material modification of the Index may adversely affect the value of the Notes.

Coupon

The Notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement specifies that the Notes will pay a coupon, the Notes will pay a coupon at the per annum rate specified in the applicable pricing supplement, which may be a fixed rate or may be determined by reference to the performance of the Index or otherwise. If the applicable pricing supplement provides that the Notes will pay a coupon, holders of the Notes will receive the applicable coupon payment on the coupon payment dates specified in the applicable pricing supplement (each, a “Coupon Payment Date”). If the per annum rate varies over the term of the Notes based on the performance of the Index or otherwise, the per annum rate for each Coupon Payment Date will be determined in the manner and on the Valuation Date specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, each coupon payment will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. Unless otherwise specified in the applicable pricing supplement, the coupon payable on the first Coupon Payment Date for an issuance of Notes will accrue from and including the issue date of such Notes to but excluding such first Coupon Payment Date, and the coupon payable on each succeeding Coupon Payment Date for an issuance of Notes will accrue from and including the immediately preceding Coupon Payment Date to but excluding such succeeding Coupon Payment Date.

Unless otherwise specified in the applicable pricing supplement, each coupon payment will be payable to the persons in whose names the Notes are registered at the close of business on the New York Business Day immediately preceding the applicable Coupon Payment Date (each a “Regular Record Date”), except that the final coupon payment will be payable to the persons who receive the payment at maturity. If any Coupon Payment Date is not a New York Business Day, the coupon payment to be made on that Coupon Payment Date will be made on the next succeeding New York Business Day with the same force and effect as if made on that Coupon Payment Date, and no interest will accrue as a result of delayed payment. If any coupon payment on the Notes depends on the Closing Level of the Index on a Valuation Date and such Valuation Date is postponed as provided under “—Determining the Closing Level of the Index” and the relevant Coupon Payment Date is specified as a fixed date, such coupon payment will be made on the later of (i) the third New York Business Day after such Valuation Date (or the last such Valuation Date, if two or more consecutive Scheduled Trading Days are each scheduled Valuation Dates), as postponed and (ii) the Coupon Payment Date.

Automatic Call

If specified in the applicable pricing supplement, an automatic call feature will apply to the Notes in the circumstances and on the date(s) specified in the applicable pricing supplement. If an automatic call is triggered, the Notes will be redeemed for a cash payment that will be determined as set forth in the applicable pricing supplement. The minimum amount of such cash payment will be equal to the stated principal amount per Note. The Notes will not be subject to an automatic call feature unless the applicable pricing supplement so provides.

Call Right

If specified in the applicable pricing supplement, we will have the right to call the Notes, in whole or in part, on terms specified in the applicable pricing supplement. If applicable, the pricing supplement will specify the dates on which we may call the Notes, the price at which we may call the Notes, the circumstances in which we may call the Notes and the payment to be made upon redemption. If any date on which we elect to redeem the Notes falls on a day that is not a New York Business Day, the payment to be made upon redemption will be made on the next succeeding New York Business Day with the same force and effect as if made on the original date of redemption, and no interest will accrue as a result of delayed payment. We will not have the right to call the Notes unless the applicable pricing supplement so provides.

If we have the right to call the Notes, the provisions set forth under “Description of the Notes—Optional Redemption, Repayment and Repurchase” in the accompanying prospectus supplement will apply, subject to the terms set forth in the applicable pricing supplement.

Holders of the Notes will not have the right to require us to redeem the Notes prior to maturity, unless otherwise specified in the applicable pricing supplement.

No Redemption at the Option of the Holder; Defeasance

The Notes will not be subject to redemption at the option of any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to any issuance of Notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Notes will be determined by the Notes Calculation Agent and will equal, for each Note, the amount to be received on the Maturity Date, calculated using the Closing Level of the Index as though the date of acceleration were the Valuation Date (or the final Valuation Date if there is more than one Valuation Date). For purposes of the immediately preceding sentence, if the applicable pricing supplement specifies that the Notes will pay a coupon, your final coupon payment will reflect the portion of the coupon that has accrued (or will be prorated) from and including the immediately preceding Coupon Payment Date on which a coupon payment was made (if required) (or the issue date, if there is no such Coupon Payment Date) to but excluding the date of acceleration.

In case of default under the Notes, whether in the payment of a coupon or any other payment due under the Notes, no interest will accrue on such overdue payment either before or after the Maturity Date.

Paying Agent, Trustee and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Notes and will also hold the global notes representing each issuance of Notes as custodian for DTC. The Bank of New York Mellon will serve as trustee for the Notes.

The CUSIP number for each issuance of Notes will be set forth in the applicable pricing supplement.

DESCRIPTION OF THE NASDAQ GENERATIONS 5 INDEX

Overview

All information contained in this Index Supplement regarding the Nasdaq Generations 5 Index (the “Index”), including, without limitation, its make-up, method of calculation and changes in its constituents, has been derived from information provided by Nasdaq, Inc. (the “Index Sponsor”), without independent verification. This information reflects the policies of, and is subject to change by, the Index Sponsor. The Index is calculated by MerQube, Inc., acting as Index Calculation Agent (the “Index Calculation Agent”). The Index Sponsor has no obligation to continue to publish the Index and may discontinue publication of the Index at any time. The Index launched on August 11, 2022 and, therefore, has a limited performance history.

The Index tracks the performance of a hypothetical investment portfolio composed of the Nasdaq-100 Total Return Index (“XNDX”), the Nasdaq Next Generation 100 Total Return Index (“NGXT”), a 10-year U.S. Treasury futures index and/or a 2-year U.S. Treasury futures index and uninvested cash, where the weights of those constituents within the portfolio are adjusted daily at the market close in an attempt to maintain an overall volatility of the Index at 5%. The reference to “5” in the name of the Index is to this 5% volatility target. The Index is an excess return index, which means that the performance of its constituents will be reduced by an implicit financing cost. The Index performance is also reduced by an index fee of 0.50% per annum.

We refer to the hypothetical investment portfolio tracked by the Index at any time as the “Index Portfolio” at that time. The Index Portfolio consists of the following allocations:

•	Equity Allocation: The Equity Allocation consists of two equity indices, XNDX and NGXT, with 70% of the Equity Allocation allocated to XNDX and 30% of the Equity Allocation allocated to NGXT. XNDX is composed of stocks of 100 of the largest non-financial companies listed on the Nasdaq Stock Market, and NGXT is composed of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market that are not included in XNDX. Both are modified market capitalization-weighted indices, which means that larger companies have greater weights within each index, subject to certain weight caps.

•	Fixed Income Allocation: The Fixed Income Allocation consists of the Citi 10Y U.S. Treasury Futures Market Tracker Index (the “10Y Index”) and/or the Citi 2Y U.S. Treasury Futures Market Tracker Index (the “2Y Index”). The Fixed Income Allocation will consist solely of the 10Y Index unless the returns of XNDX and the 10Y Index have become correlated to a relatively high degree compared to the degree of correlation of their returns over the prior year, in which case the Fixed Income Allocation will consist solely of the 2Y Index, subject to averaging between the two during a transition period and subject to a stop-loss mechanic that will reduce the weight of the applicable index to zero if its value has fallen below its 200-day moving average for 10 consecutive days. Each of the 10Y Index and the 2Y Index tracks the performance of a hypothetical investment, rolled quarterly, in a near-maturity U.S. Treasury note futures contract referencing U.S. Treasury notes with a remaining term to maturity of between 6.5 years and 10 years (in the case of the 10Y Index) or between 1.75 years and 2 years (in the case of the 2Y Index).

•	Uninvested Allocation: The Index may allocate a portion of the Index Portfolio to hypothetical uninvested cash, which generates no return. The Index will allocate a portion of the Index Portfolio to the Uninvested Allocation when the weights assigned to the Equity Allocation and the Fixed Income Allocation together sum to less than 100%, and the Index is likely to allocate a portion of the Index Portfolio to the Uninvested Allocation when the weight of the constituent(s) then making up the Fixed Income Allocation has been reduced to zero pursuant to the stop-loss mechanic referenced above.

The Equity Allocation and the Fixed Income Allocation together make up the “Invested Allocation” in the Index Portfolio. The Invested Allocation and the Uninvested Allocation (if any) at any time together make up the Index Portfolio. We refer to each of XNDX, NGXT, the 10Y Index, the 2Y Index and hypothetical uninvested cash as a “constituent” of the Index Portfolio.

The weight of each constituent within the Index Portfolio is adjusted daily at the market close in an attempt to maintain an overall volatility for the Index at its volatility target of 5%. The Index seeks to allocate as much weight to the Equity Allocation as would be consistent with maintaining its volatility target of 5%. In general, however, the volatility of the Equity Allocation is expected to be significantly greater than 5% and significantly greater than the volatility of the Fixed Income Allocation in most circumstances. As a result, for the Index to maintain an overall Index volatility of 5%, it is expected that the Index will be required to have a significantly greater allocation to the Fixed Income Allocation than to the Equity Allocation in most circumstances. The Index may also at times have a significant allocation to the Uninvested Allocation, on which no interest or other return will accrue. The Index is therefore likely to significantly underperform the Equity Allocation in a rising equity market.

The Index seeks to maintain its volatility target by utilizing a proprietary volatility-targeting methodology developed by Salt Financial LLC (“Salt”), which Salt calls the truVol Risk Control Engine and which we refer to as the “truVol methodology”. The truVol methodology specifies a set of parameters used to adjust weights within a hypothetical investment portfolio between one or more higher-volatility constituents and one or more lower-volatility constituents (including hypothetical uninvested cash), with the goal of maintaining the overall volatility of the portfolio at approximately the volatility target. In the case of the Index, the higher-volatility constituents are the equity constituents that make up the Equity Allocation, and the lower-volatility constituents are the fixed income constituents that make up the Fixed Income Allocation and the hypothetical uninvested cash that makes up the Uninvested Allocation. See “Description of the truVol Methodology” below.

The Index may employ leverage up to 150%, which means that at any time up to 150% of the value of the Index may be exposed to the Invested Allocation. If the Index were to have 150% exposure to the Invested Allocation, that would mean that a 1% increase or decrease in the value of the Invested Allocation would result in a 1.5% increase or decrease in the value of the Index (before taking into account the effects of the implicit financing cost and the index fee). At any time when the Index has less than 100% exposure to the Invested Allocation, the difference between 100% and the weight of the Invested Allocation will be allocated to the Uninvested Allocation, on which no interest or other return will accrue.

The chart below illustrates the composition of six hypothetical Index Portfolios, assuming various combinations of:

•	the greater of the short-term and long-term volatility of the Equity Allocation, which determines the preliminary weights of the Equity Allocation and Fixed Income Allocation within the Invested Allocation;

•	the greater of the short-term and long-term volatility of the Invested Allocation, consisting of the Equity Allocation and Fixed Income Allocation each with the preliminary weight described above, which will determine the preliminary weight of the Invested Allocation within the Index Portfolio;

•	the truVol scalar, which may be applied to increase or decrease the weight of the Equity Allocation otherwise determined as described above; and

•	whether the stop-loss mechanic in the Fixed Income Allocation has been triggered, which will reduce the weight of the affected constituent(s) in the Fixed Income Allocation to zero if triggered.

The chart is intended solely for the purpose of illustrating how the Equity Allocation, Fixed Income Allocation and Uninvested Allocation together make up the Index Portfolio. It does not show all factors relevant to that determination, and in particular does not illustrate the impact of the volatility adjustment factor described below. Moreover, it does not show all possible compositions of the Index Portfolio and is not an indication of what the composition of the Index Portfolio may be at any given point in time.

The Index is an “excess return” index, which means that the performance of its underlying constituents will be reduced by an implicit financing cost. The implicit financing cost is reflected in the Equity Allocation through a reduction in the performance of the constituents of the Equity Allocation at the federal funds effective rate.

For the Fixed Income Allocation, the implicit financing cost results from the fact that the constituents of the Fixed Income Allocation track U.S. Treasury futures contracts on U.S. Treasury notes, rather than the U.S. Treasury notes directly. As discussed in “Description of the U.S. Treasury Note Futures Indices” below, each of the 10Y Index and the 2Y Index tracks the performance of a hypothetical investment, rolled quarterly, in a near-maturity U.S. Treasury note futures contract referencing U.S. Treasury notes with a remaining term to maturity of between 6.5 years and 10 years (in the case of the 10Y Index) or between 1.75 years and 2 years (in the case of the 2Y Index). The value of the relevant U.S. Treasury note futures contracts will fluctuate with changes in the market value of the underlying U.S. Treasury notes. In general, the value of a U.S. Treasury note will fall as market interest rates rise, and rise as market interest rates fall. However, the value of a U.S. Treasury note futures contract will also fluctuate based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract. These factors are likely to cause a position in a U.S. Treasury note futures contract to reflect an implicit financing cost, which will lower the return on the futures contract as compared to a direct investment in the underlying U.S. Treasury notes. Accordingly, we expect the performance of each of the 10Y Index and the 2Y Index to generally reflect changes in the value of the underlying U.S. Treasury notes, as reduced by an implicit financing cost. Moreover, the 10Y Index and the 2Y Index will not reflect interest that could be earned on funds notionally committed to the trading of the underlying futures contracts.

The implicit financing cost is likely to cause the performance of the Invested Allocation as measured for purposes of the Index to be significantly less than the actual performance of the stocks included in the Equity Allocation and the U.S. Treasury notes underlying the U.S. Treasury futures that make up the Fixed Income Allocation. The negative impact of the implicit financing cost will increase if market interest rates rise. The performance of the Index will also be reduced on a daily basis by an index fee of 0.50% per annum.

The Index methodology is subject to important risks. These risks are described in the section “Risk Factors Relating to the Index” in this Index Supplement. A few of the key risks are briefly summarized below:

•	There can be no assurance that the Index’s volatility-targeting methodology will be more effective than any other volatility-targeting methodology that could have been followed.

•	The Index is likely to significantly underperform equity markets in a bull market for equities. This is because the Invested Allocation is likely to have significantly more exposure to the Fixed Income Allocation than to the Equity Allocation. Although the Fixed Income Allocation is generally expected to be a lower-risk allocation than the Equity Allocation, it also has less return potential. In addition, a significant portion of the Index may be hypothetically uninvested at any point in time, and no return will accrue on that portion.

•	The Equity Allocation has a different makeup than the broader equity market and may underperform the broader equity market.

•	The Fixed Income Allocation has significant downside potential, particularly in a rising interest rate environment.

•	The implicit financing cost and index fee will place a drag on the performance of the Index, offsetting any appreciation of the stocks in the Equity Allocation and U.S. Treasury notes underlying the Fixed Income Allocation, exacerbating any depreciation and causing the level of the Index to decline steadily if the value of those stocks and U.S. Treasury notes remains relatively constant.

For more information about these and other risks associated with the Index, you should carefully review the section “Risk Factors Relating to the Notes—Risk Factors Relating to the Index” in this Index Supplement.

We refer to Index Portfolio as “hypothetical” because there are no actual assets to which any investor is entitled. The Index is merely a mathematical calculation that is performed by reference to the hypothetical allocations described in this section.

This description of the Index is only a summary of the rules by which the Index is calculated. You should understand that this summary is more general than the precise mathematical formulations used to calculate the Index. The mathematical calculation of the Index is described in the Index rules, which are maintained and subject to change by the Index Sponsor. The Index will be governed by and calculated in accordance with the mathematical and other terms set forth in the Index rules, and not this description of the Index. If this description of the Index conflicts with the Index rules, the Index rules control.

About Volatility

The concept of volatility is central to the Index methodology. Volatility is a statistical measure of the magnitude and frequency of changes in the value of an asset measured at certain intervals over a specified period of time. The greater the magnitude and frequency of changes in value, the greater the volatility, and vice versa. There are many ways in which volatility could be measured. The particular ways in which volatility is measured for purposes of the Index are described under “Description of the truVol Methodology” below. These measures may differ from other measures of volatility that could have been used. Among other differences, these measures rely on the historical realized volatility of the relevant constituents and therefore differ from forward-looking measures of implied volatility that derive market expectations of future volatility from listed option prices. There can be no assurance that the measures of volatility used by the Index will be as effective in causing the Index to maintain its volatility target as other measures that could have been used.

The Index requires determinations of the volatility of individual constituents as well as determinations of the volatility of a portfolio consisting of multiple constituents. The volatility of a portfolio of multiple constituents depends not only on the volatility of each of the constituents and their respective weights within the portfolio, but also on the degree of correlation between the returns of the constituents. If the returns of the constituents are to some degree uncorrelated, the volatility of the portfolio can be lower than weighted average volatility of the constituents because fluctuations in the value of some constituents in one direction can offset fluctuations in the value of other constituents in the other direction, reducing the overall volatility of the portfolio.

In calculating the volatility of any portfolio consisting of more than one constituent (including the volatility of the Equity Allocation and the volatility of the Invested Allocation), the Index uses:

•	the truVol volatility estimate for each equity constituent in the Equity Allocation, determined as described under “Description of the truVol Methodology” below;

•	the exponentially weighted moving average (“EWMA”) volatility of each constituent in the Fixed Income Allocation, determined as described under “Description of the truVol Methodology” below; and

•	a measure of the correlation among the constituents that is based on the EWMA correlation of their returns (even for an equity constituent whose truVol volatility estimate would not involve an EWMA volatility).

When we refer to the short-term or long-term measure of the volatility of any portfolio consisting of more than one constituent, we mean that any EWMA volatility used in the calculation of the volatility of that portfolio (whether in calculating the volatility of a constituent or the correlation among constituents) will be the short-term or long-term EWMA volatility, as applicable, determined as described under “Description of the truVol Methodology—EWMA volatility” below.

Daily Weighting Process

On each trading day at the market close, the Index determines how much weight to allocate to each constituent of the Index Portfolio through the following steps:

1.	Step 1: Determine preliminary weights of Equity Allocation and Fixed Income Allocation within Invested Allocation

The Index will determine a preliminary weight for each of the Equity Allocation and the Fixed Income Allocation within the Invested Allocation based on an estimate of the volatility of the Equity Allocation. The greater the estimated volatility of the Equity Allocation, the lower its weight within the Invested Allocation, and the greater the weight of the Fixed Income Allocation. The weight of the Fixed Income Allocation within the Invested Allocation will be equal to 100% minus the weight of the Equity Allocation.

As part of this step, the Index will also determine whether the Fixed Income Allocation will be composed of the 10Y Index and/or the 2Y Index. The Equity Allocation will always be composed 70% of XNDX and 30% of NGXT.

2.	Step 2: Determine preliminary weight of Invested Allocation within Index Portfolio

After determining the preliminary weights of the Equity Allocation and Fixed Income Allocation within the Invested Allocation, the Index will determine a preliminary weight for the Invested Allocation within the Index Portfolio based on an estimate of the volatility of the Invested Allocation, calculated assuming each of the Equity Allocation and the Fixed Income Allocation had the weight within the Invested Allocation equal to the preliminary weight determined in Step 1. The preliminary weight of the Invested Allocation within the Index Portfolio will be less than 100% if the estimated volatility of the Invested Allocation is greater than the volatility target of 5%, and will be greater than 100% (up to a cap of 150%) if the estimated volatility of the Invested Allocation is less than the volatility target of 5%.

3.	Step 3: Apply truVol scalar to Equity Allocation

The preliminary weight of the Equity Allocation that results from the application of Steps 1 and 2 will be multiplied by the truVol scalar. The truVol scalar will be 1.2 or 0.8 (or 1.0 during a transition period between volatility regimes), and is designed to increase the weight of the Equity Allocation when, according to the truVol methodology, volatility is expected to decline in the short-term, and decrease the weight of the Equity Allocation when, according to the truVol methodology, volatility is expected to increase in the short-term. See “Description of the truVol Methodology” below for a description of how the truVol scalar will be calculated.

4.	Step 4: Apply volatility adjustment factor

The Index uses a “volatility adjustment factor” to adjust the preliminary weight determinations described above upward if the long-term EWMA volatility of the Index has been below the volatility target, or downward if the long-term EWMA volatility of the Index has been above the volatility target. The purpose of the volatility adjustment factor is to attempt to nudge the Index back to the volatility target if the Index has deviated from the volatility target based on its recent performance.

5.	Step 5: Apply leverage cap and daily change limitation

The weight of the Invested Allocation in the Index Portfolio is capped at 150%. In addition, the amount by which the weight of any constituent may change from one trading day to the next is capped at 20%.

Each of these steps is described in more detail below.

If the final weight of the Invested Allocation within the Index Portfolio is less than 100%, the difference between 100% and that final weight will be allocated to the Uninvested Allocation, on which no interest or other return will accrue.

The weights of the constituents in the Index are implemented on a one-day lag, meaning that the weights determined on a given trading day at the market close will not be implemented until one trading day later at the market close. This time-lag may reduce the effectiveness of the Index’s volatility targeting methodology.

Step 1: Determine preliminary weights of Equity Allocation and Fixed Income Allocation within Invested Allocation

The Index determines a preliminary weight for the Equity Allocation within the Invested Allocation based on an estimate of the volatility of the Equity Allocation. The Index uses the greater of two different estimates of the volatility of the Equity Allocation – a short-term estimate and a long-term estimate. The Index estimates the volatility of the Equity Allocation based on the truVol volatility estimate of each constituent of the Equity Allocation, determined based on their historical realized volatilities as described under “Description of the truVol Methodology” below.

The preliminary weight of the Equity Allocation within the Invested Allocation will be equal to the volatility target of 5% divided by the greater of the short-term and long-term estimate of the volatility of the Equity Allocation, but in no event greater than 100%. The preliminary weight of the Fixed Income Allocation within the Invested Allocation will be equal to 100% minus the preliminary weight of the Equity Allocation. For example, if the greater of the short-term and long-term estimate of the volatility of the Equity Allocation is 20%, the preliminary weight of the Equity Allocation would be 25%, calculated as 5% divided by 20%. In this example, the Equity Allocation would have a preliminary weight of 25% within the Invested Allocation, and the Fixed Income Allocation would have a preliminary weight equal to the remaining 75% within the Invested Allocation.

Determining the Weights Within the Fixed Income Allocation

As part of Step 1, the Index will also determine whether the Fixed Income Allocation will be composed of the 10Y Index and/or the 2Y Index. The Equity Allocation will always be composed 70% of XNDX and 30% of NGXT.

The Fixed Income Allocation consists of the 10Y Index and/or the 2Y Index (each, a “Treasury Futures Index”). The Fixed Income Allocation will consist solely of the 10Y Index unless the returns of XNDX and the

10Y Index have become correlated to a relatively high degree compared to the degree of correlation of their returns over the prior year, in which case the Fixed Income Allocation will consist solely of the 2Y Index, subject to averaging between the two during a transition period and subject to the stop-loss mechanic described below.

The Index allocates away from the 10Y Index when its returns have become relatively highly correlated with the returns of XNDX on the theory that the 10Y Index will not be effective in offsetting a decline in the value of the Equity Allocation if the value of the 10Y Index is also declining at the same time. The Index allocates into the 2Y Index in this scenario on the assumption that the 2Y Index may be less correlated with the Equity Allocation than the 10Y Index. However, there can be no assurance that this will be the case or that the 10Y Index will be declining in value at a time of relatively high correlation with XNDX. The 2Y Index may in fact be more highly correlated with the Equity Allocation and/or have lower returns than the 10Y Index, and as a result the re-allocation from the 10Y Index to the 2Y Index may result in lower returns than if the Index had remained allocated to the 10Y Index.

The Index will determine that the returns of XNDX and the 10Y Index have become correlated to a relatively high degree compared to the degree of correlation of their returns over the prior year if the long-term EWMA correlation of their returns as of a given day exceeds the average correlation over the prior year by more than one standard deviation. We refer to this as the “standard deviation condition”. A standard deviation is a statistical measure of the amount of variation of a random variable around its average. If the correlations of the returns of XNDX and the 10Y Index were normally distributed, then a given day’s correlation would need to be in the top 16% of correlations over the last year to exceed the average by more than one standard deviation and therefore to satisfy the standard deviation condition. The correlations of the returns of XNDX and the 10Y Index may not be normally distributed, and so the satisfaction of the standard deviation condition may not necessarily correspond to the top 16% of correlations over the last year. We are providing this number only as an illustration in an attempt to help investors better understand how the standard deviation condition might work in practice.

The Index will not re-allocate weight within the Fixed Income Allocation from one Treasury Futures Index to the other until the standard deviation condition has either been satisfied (if it previously was not satisfied) or not satisfied (if it previously was satisfied) for five consecutive days. Once the five-day condition has been satisfied, the Index will gradually reduce the weight of the departing Treasury Futures Index, and increase the weight of the incoming Treasury Futures Index, within the Fixed Income Allocation over a five-day period in equal amounts per day.

The Index will reduce the weight of a Treasury Futures Index to zero if its value has fallen below its 200-day moving average for 10 consecutive days. We refer to this as a “stop-loss mechanic”. The Index will not restore exposure to that Treasury Futures Index unless its value has been equal to or above its 200-day moving average for at least 10 consecutive days. At any time when the weight of the Treasury Futures Index that would otherwise make up the Fixed Income Allocation has been reduced to zero, the exposure that would otherwise be allocated to that Treasury Futures Index will instead be allocated to the Uninvested Allocation.

Step 2: Determine preliminary weight of Invested Allocation within Index Portfolio

The Index will determine a preliminary weight for the Invested Allocation within the Index Portfolio based on an estimate of the volatility of the Invested Allocation, calculated assuming each of the Equity Allocation and the Fixed Income Allocation had the weight within the Invested Allocation equal to the preliminary weight determined in Step 1. We refer to this preliminary weight of the Invested Allocation within the Index Portfolio as the “Leverage Ratio”.

The Leverage Ratio will be equal to the volatility target of 5% divided by the greater of a short-term and a long-term estimate of the volatility of the Invested Allocation, subject to a maximum Leverage Ratio of 150%. For example, if the relevant volatility measure of the Invested Allocation were 6%, then the Leverage Ratio would be 83.33%, calculated as the volatility target of 5% divided by 6%. Alternatively, if the relevant volatility measure of the Invested Allocation were 4%, then the Leverage Ratio would be 125%, calculated as 5% divided by 4%.

The fact that the Leverage Ratio is capped at 150% reflects that the Index may employ leverage up to 150%, which means that at any time up to 150% of the value of the Index may be exposed to the Invested Allocation. If the Index were to have 150% exposure to the Invested Allocation, that would mean that a 1% increase or decrease in the value of the Invested Allocation would result in a 1.5% increase or decrease in the value of the Index (before taking into account the effects of the implicit financing cost and the index fee). Such effects can be magnified over a period of time and in volatile markets.

Step 3: Apply truVol scalar to Equity Allocation

The preliminary weight of each constituent of the Equity Allocation that results from the application of Steps 1 and 2 will be multiplied by the truVol scalar. The truVol scalar will be 1.2 or 0.8 (or 1.0 during a transition period between volatility regimes), and is designed to increase the weight of the Equity Allocation when, according to the truVol methodology, volatility is expected to decline in the short-term, and decrease the weight of the Equity Allocation when, according to the truVol methodology, volatility is expected to increase in the short-term. See “Description of the truVol Methodology” below for a description of how the truVol scalar will be calculated.

Step 4: Apply volatility adjustment factor

The Index uses a “volatility adjustment factor” to adjust the preliminary weight determinations described above upward if the long-term EWMA volatility of the Index has been below the volatility target, or downward if the long-term EWMA volatility of the Index has been above the volatility target. The volatility adjustment factor on any day is equal to the volatility target of 5% divided by the long-term EWMA volatility of the Index on that day calculated before deducting the index fee. The volatility adjustment factor is subject to a cap of 150%. The preliminary weight of each of the Equity Allocation and Fixed Income Allocation that results from Steps 1 - 3 above will be multiplied by the volatility adjustment factor.

The volatility adjustment factor will be greater than 100% if the long-term EWMA volatility of the Index has been below the volatility target. In this scenario, multiplying the preliminary weights of the constituents by the volatility adjustment factor will result in an increase in the preliminary weights of the constituents, which will increase the exposure of the Index to the Invested Allocation and potentially reduce the exposure to the Uninvested Allocation. As a result, the volatility of the Index would be expected to increase. Conversely, the volatility adjustment factor will be less than 100% if the long-term EWMA volatility of the Index has been above the volatility target. In this scenario, multiplying the preliminary weights of the constituents by the volatility adjustment factor will result in a reduction in the preliminary weights of the constituents, which will reduce the exposure of the Index to the Invested Allocation and potentially increase the exposure to the Uninvested Allocation. As a result, the volatility of the Index would be expected to decrease.

The volatility adjustment factor is designed to modify the weights of the constituents that would otherwise be determined in order to nudge the Index back toward its volatility target when the Index has deviated from its volatility target based on its long-term EWMA volatility.

Step 5: Apply leverage cap and daily change limitation

The weight of the Invested Allocation in the Index Portfolio is capped at 150%. In the event that the cap applies, the weights of the Equity Allocation and Fixed Income Allocation within the Index Portfolio are scaled down proportionately. The amount by which the weight of any constituent may change from one trading day to the next is capped at 20%.

Index Calculation

The level of the Index will be calculated on each Monday through Friday, except on days when the Nasdaq Stock Market is closed. The level of the Index will be calculated by the Index Calculation Agent and published on Bloomberg under the ticker “NDXGEN5”.

License

The Index is the intellectual property of the Index Sponsor and has been licensed, for a fee, for use for certain purposes by Citigroup Global Markets Inc. and its affiliates (collectively, “Citi”). Any Citi investment product linked to the Index is not sold, sponsored, endorsed or promoted by the Index Sponsor or any other party involved in, or related to, making or compiling the Index.

Neither the Index Sponsor nor any of its affiliates makes any recommendation to buy or sell any instrument or any representation about the financial condition of any company. Investors should undertake their own due diligence and carefully evaluate companies before investing.

Salt Financial LLC licenses its truVol Risk Control Engine (RCE) and other methodologies (collectively, “Salt IP”) to Nasdaq as a contributor to the Nasdaq Generations 5 Index. Salt Financial LLC and its affiliates, employees, partners, and vendors shall not be liable to any party for any direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees, or losses (including, without limitation, lost income or lost profits and opportunity costs) in connection with any use of the Salt IP even if advised of the possibility of such damages.

MerQube, Inc. calculates the Nasdaq Generations 5 Index for Nasdaq. MerQube, Inc. does not guarantee the accuracy, timeliness, or completeness of the calculations or any data or information relating to the Index. MerQube, Inc. makes no warranty, express or implied, as to the Index, or any values or data related thereto or results to be obtained therefrom, and expressly disclaims all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent permitted by law, MerQube, Inc., its affiliates, and all their respective employees, subcontractors, partners, agents, suppliers, and vendors (collectively, the “protected parties”) shall have no liability, contingent or otherwise, for any injury or damages, whether caused by the negligence of a protected party or otherwise, arising in connection with the calculation of the Index or any data or values included therein or in connection therewith and shall not be liable for any losses (including lost profits), punitive, incidental, or consequential damages.

Hypothetical Back-Tested Index Performance Information

Hypothetical back-tested performance information for the Index may be provided in connection with the offering of any investment linked to the Index. All Index performance information prior to August 11, 2022 is hypothetical and back-tested, as the Index did not exist prior to that date. Hypothetical back-tested Index performance information is subject to significant limitations. The Index Sponsor developed the Index rules with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology. Furthermore, the hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the hypothetical back-tested period may not be representative of market conditions that will exist in the future.

The hypothetical back-tested Index information has been calculated by the Index Calculation Agent. The Index Sponsor has advised us that the Index Calculation Agent has calculated the hypothetical back-tested Index levels by applying the Index methodology substantially as described above to the hypothetical back-tested and historical levels of the constituents of the Index. The Treasury Futures Indexes launched on April 25, 2022, and NGXT launched on August 24, 2020. Therefore, the levels of the Treasury Futures Indexes and NGXT used to calculate the hypothetical back-tested performance of the Index are themselves hypothetical back-tested levels for all periods prior to their respective launch dates. The hypothetical back-tested levels of the Treasury Futures Indexes have been calculated by Citigroup Global Markets Limited (in its capacity as index administrator of the Treasury Futures Indexes) by applying the methodology substantially as described under “Description of the U.S. Treasury Note Futures Indices” to the actual published settlement prices of the underlying U.S. Treasury note futures contracts during the back-tested period. The Index Sponsor has advised us that it calculated the hypothetical back-tested levels of NGXT based on the actual historical prices of the stocks that would have been included in NGXT during the back-tested period.

It is impossible to predict whether the Index will rise or fall. By providing hypothetical back-tested and historical Index performance information in connection with the Notes, we are not representing that the Index is likely to achieve gains or losses similar to those shown. In fact, there are frequently sharp differences between hypothetical performance results and the actual results subsequently achieved by any particular investment. One of the limitations of hypothetical performance information is that it did not involve financial risk and cannot account for all factors that would affect actual performance. The actual future performance of the Index may bear no relation to the hypothetical or historical back-tested performance of the Index.

DESCRIPTION OF THE TRUVOL METHODOLOGY

The Index seeks to achieve its volatility target by utilizing a proprietary volatility-targeting methodology developed by Salt Financial LLC (“Salt”), which Salt calls the truVol Risk Control Engine and which we refer to as the “truVol methodology”. The truVol methodology specifies a set of parameters used to adjust weights within a hypothetical investment portfolio between one or more higher-volatility constituents and one or more lower-volatility constituents (including hypothetical uninvested cash), with the goal of maintaining the overall volatility of the portfolio at approximately the volatility target. In the case of the Index, the higher-volatility constituents are the equity constituents that make up the Equity Allocation, and the lower-volatility constituents are the fixed income constituents that make up the Fixed Income Allocation and hypothetical uninvested cash.

The truVol methodology consists of rules for calculating the following three parameters relevant to the Index’s volatility targeting feature:

1.	an estimate of the volatility of each equity constituent, which we refer to as the “truVol volatility estimate”;

2.	a scalar (the “truVol scalar”) used to scale the weight of each equity constituent up or down depending on a determination of whether the forecasted estimated volatility of the U.S. large-cap equity market is high or low and increasing or decreasing; and

3.	an equity risk ratio (the “truVol eRiskRatio”), used to scale up the volatility estimate with respect to the Nasdaq Next Generation 100 Total Return Index in certain circumstances to arrive at the final volatility estimate for this component.

The calculation of each of these parameters is described in more detail below.

All information contained in this section regarding the truVol methodology is based on information prepared by Salt, which we have not independently verified. Salt regards certain aspects of the truVol methodology as confidential trade secrets. Accordingly, this section is not a complete description of the truVol methodology. You should not invest in an instrument linked to the Index if you are not comfortable accepting that certain details of the truVol methodology are not disclosed. You should consult your own advisers and make an independent determination about whether to accept the risk of an investment linked to the Index without having access to a complete description of the truVol methodology.

Salt has informed us that it intends to make the constituent weighting determinations that result from the truVol methodology publicly available on a daily basis. We are not incorporating any information on Salt’s website into this document and we make no representation as to the accuracy of any data published by Salt.

truVol Volatility Estimate

To determine how much exposure (or weight) to allocate to the equity constituents that make up the Equity Allocation, the truVol methodology requires an estimate of the volatility of each equity constituent, which we refer to as the truVol volatility estimate. In general, volatility is a measure of the magnitude and frequency of changes in the value of a constituent measured at certain intervals over a specified period of time. Greater and more frequent changes in value result in greater volatility, and vice versa. The truVol methodology uses a different approach to estimating the volatility of an equity constituent depending on whether it has determined that the U.S. large-cap equity market is in a low-volatility regime or a high-volatility regime (as described in more detail under “truVol Scalars” below), as follows:

1.	Low-volatility regime: In a low-volatility regime, the truVol methodology will estimate the volatility of an equity constituent using an intraday-based volatility forecast, combined in certain circumstances with the overnight volatility of the equity constituent over the preceding month, except as described under “truVol eRiskRatio” below with respect to the Nasdaq Next Generation 100 Total Return Index.

2.	High-volatility regime: In a high-volatility regime, the truVol methodology will estimate the volatility of each equity constituent by calculating the exponentially weighted moving average of its daily changes in value, as measured from the close of trading on one day to the close of trading on the next, over the historical period ending on the preceding day.

Low-Volatility Regime

In a low-volatility regime, the truVol volatility estimate of an equity constituent for a given trading day will be the greater of two alternative calculations of the volatility of the equity constituent (except as described under “truVol eRiskRatio” below with respect to the Nasdaq Next Generation 100 Total Return Index):

a.	1.25[2] times the truVol estimate of the intraday volatility of the equity constituent over the next trading day (the “truVol intraday volatility estimate”); and

b.	a weighted combination of the truVol estimate of the intraday volatility of the equity constituent over the next trading day and the average overnight volatility of the equity constituent over the preceding month (the “truVol overnight/intraday volatility estimate”).

These alternative methods for calculating volatility are described in more detail below.

truVol Intraday Volatility Estimate

The truVol intraday volatility estimate for an equity constituent on any trading day is an estimate of what the intraday volatility of the equity constituent will be over the next trading day. Under the truVol methodology, intraday volatility is a measure of how much the value of the equity constituent changes at 15-minute intervals from the open of regular trading on a trading day to the close of regular trading on that trading day.

The approach that the truVol methodology uses to calculate the truVol intraday volatility estimate is premised on the idea that volatility is influenced by traders with three different time horizons: short-term (intraday), medium-term (approximately a week) and longer-term (approximately a month or longer). Accordingly, to estimate what intraday volatility will be over the next trading day, the truVol methodology starts by calculating what the statistical relationship was historically between the intraday volatility on a given trading day and the average intraday volatility over the immediately preceding 1 day, 1 week and 1 month (without overlap among these periods). The truVol methodology calculates this statistical relationship using a linear regression, which is a statistical technique for estimating the relationship between variables, based on intraday volatility data going back to the relevant data start date.

The truVol methodology then calculates an estimate of intraday volatility over the next trading day by looking at what the average intraday volatility was over the 1 day, 1 week and 1 month preceding that trading day and assuming that the historical statistical relationship will hold for the next trading day.

This approach to calculating the truVol intraday volatility estimate is premised on the idea that it is possible to use the 1-day, 1-week and 1-month average intraday volatility of a constituent preceding a given trading day to predict what its intraday volatility will be over that trading day, based on the historical statistical relationship between the intraday volatility of the constituent on a given trading day and its average intraday volatility over those three historical time horizons. However, there can be no assurance that the historical statistical relationship will hold on any given trading day, and there can therefore be no assurance that the estimate of intraday volatility for any given trading day will accurately capture what intraday volatility actually is on that trading day. If the estimate turns out not to be accurate, the truVol methodology may not be successful in maintaining the Index’s volatility target.

truVol Overnight/Intraday Volatility Estimate

The truVol overnight/intraday volatility estimate for an equity constituent and any trading day is a weighted combination of the truVol intraday volatility estimate of the equity constituent over the next trading day and the average overnight volatility of the equity constituent over the preceding month. In contrast to intraday volatility, overnight volatility measures how much the value of the equity constituent changes from the close of regular trading on one trading day to the open of regular trading on the next trading day. Overnight volatility is adjusted to remove the effect of dividends on the change in value of the equity constituent.

In calculating the truVol overnight/intraday volatility estimate, the truVol methodology allocates weights between the intraday and overnight measures of volatility based on a measure of the degree of correlation between these two measures. The less correlated these two measures, the more weight will be given to the overnight volatility measure, and vice versa.

High-Volatility Regime

In a high-volatility regime, the truVol methodology will not use the intraday or overnight estimates but instead will estimate the volatility of each equity constituent by calculating the exponentially weighted moving average (“EWMA”) of its daily changes in closing value, as measured from the close of trading on one day to the close of trading on the next, over the historical period ending on the preceding day.

EWMA volatility

An exponentially weighted moving average, or EWMA, is a way of calculating average changes in closing value over a historical period that gives the most weight to the most recent change, and progressively less weight to changes occurring earlier in the period.

The steepness by which the weight given to more distant daily changes declines from the weight given to more recent daily changes is determined by a parameter called a decay factor. For purposes of the Index, the truVol volatility estimate is calculated using two different decay factors, and the Index then uses the greater of the two estimates to set the weightings of the equity constituents. One decay factor is equal to 93%, and the other is equal to 97%. The smaller decay factor results in greater weight to more recent data and lesser weight to more distant data than the larger decay factor.

With a decay factor of 93%, the EWMA volatility assigns a weight of 7% to the most recent daily change of the constituent. The next most recent daily change has a weight equal to 93% of 7%, which is 6.51%. The next most recent daily change after that has a weight equal to 93% of 6.51%, which is 6.0543%, and so on. The daily change on each trading day has a weight equal to 93% of the weight given to the daily change that is one trading day more recent. The 10 most recent daily changes account for approximately 52% of the weight of the EWMA volatility measure with a decay factor of 93%.

With a decay factor of 97%, the EWMA assigns a weight of 3% to the most recent daily change of the constituent. The next most recent daily change has a weight equal to 97% of 3%, which is 2.91%. The next most recent daily change after that has a weight equal to 97% of 2.91%, which is 2.8227%, and so on. The daily change on each trading day has a weight equal to 97% of the weight given to the daily change that is one trading day more recent. The 10 most recent daily changes account for approximately 26% of the weight of the EWMA volatility measure with a decay factor of 97%.

We refer to the EWMA volatility with a decay factor of 93% as a “short-term” measure of volatility because more recent daily changes account for a significantly greater portion of the EWMA measure than for the EWMA volatility with a decay factor of 97%. We refer to the EWMA volatility with a decay factor of 97% as a “long-term” measure of volatility.

In calculating the daily change in value of the equity constituents for purposes of calculating the EWMA, an excess return deduction will be subtracted at a rate equal to the federal funds effective rate.

truVol Scalars

The Index uses the truVol scalar to increase (if the truVol scalar is 1.2) or decrease (if the truVol scalar is 0.8) the weighting that would otherwise apply to each equity constituent. The truVol scalar is determined based on a classification of both the volatility regime (low or high) and volatility state (increasing or decreasing) of the U.S. large-cap equity market. The truVol methodology will determine whether the forecasted estimated volatility of the U.S. large-cap equity market is in a high-volatility regime or low-volatility regime and whether it is increasing or decreasing by reference to the SPDR S&P 500 ETF Trust, which is an exchange-traded fund that tracks the S&P 500 Index, and comparing its current forecasted volatility estimates to data going back to January 2, 1997 (in the case of the volatility regime) and over the preceding year (in the case of the volatility state). The truVol scalar is 0.8 when, based on the truVol methodology, volatility of the U.S. large-cap equity market is expected to increase over the short-term based on these historical classifications of regime and volatility state. Conversely, the truVol scalar is 1.2 when, based on the truVol methodology, volatility is expected to decline in the short-term using the same historical classifications. The truVol scalar is conditionally averaged based on the volatility regime either over a 1-day (no averaging) or a 2-day period.

truVol eRiskRatio

For purposes of the Index, the truVol volatility estimate of the Nasdaq Next Generation 100 Total Return Index will in all events be based on its EWMA volatility, regardless of the volatility regime. However, in a low-volatility regime, the EWMA volatility of the Nasdaq Next Generation 100 Total Return Index will be multiplied by an equity risk ratio, which we refer to as the truVol eRiskRatio.

The truVol eRiskRatio is calculated by reference to the Invesco QQQ ETF (“QQQ”), an exchange-traded fund that seeks to track the Nasdaq-100 Index. On any trading day, the truVol eRiskRatio will be equal to the ratio of (a) the sum of the truVol intraday volatility estimate of QQQ over the next trading day and the average overnight volatility of QQQ over the preceding month to (b) the short-term EWMA volatility of QQQ as of that trading day. In no event will the truVol eRiskRatio be less than 1 or greater than 1.252. The greater the sum of the truVol intraday volatility estimate and one-month average overnight volatility of QQQ relative to its short-term EWMA volatility, the greater the eRiskRatio, and vice versa. The effect of the truVol eRiskRatio is to increase the volatility estimate of the Nasdaq Next Generation 100 Total Return Index in a low-volatility regime, which would result in a lower weighting to the equity constituents in the Equity Allocation than would otherwise be the case.

License Information

“Salt Financial” and “truVol” are registered trademarks of Salt Financial LLC. These trademarks together with others have been licensed to designated third parties. All information provided by Salt Financial is generic and not tailored to the needs of any person, entity or group of persons. Salt Financial receives compensation in connection with licensing its intellectual property to third parties. Past performance of an index is not a guarantee of future results.

Salt Financial provides services to, or relating to, many organizations, including but not limited to issuers of securities, investment advisers, broker-dealers, investment banks, other financial institutions and financial intermediaries, and accordingly may receive fees or other economic benefits from those organizations, including other organizations whose securities or services such organizations may recommend, rate, include in model portfolios, evaluate or otherwise address.

The Nasdaq Generations 5 Index (the “Strategy”) is the property of Nasdaq, Inc. or its affiliates, which has contracted with Salt Financial LLC to license certain intellectual property, including the truVol® Risk Control Engine Methodology and methodologies pertaining to the allocation of fixed income components, used within the Strategy (this intellectual property collectively, “Salt IP”). Salt IP is the property of Salt Financial LLC. The Strategy is not sponsored by Salt Financial.

It is not possible to invest directly in an index. Exposure to an asset class represented by an index is available through investable instruments based on that index. The securities based on the Strategy are not sponsored, endorsed, offered, sold or promoted by Salt Financial. Salt Financial makes no assurance that investment products based on the indices will accurately track index performance or provide positive investment returns. Salt Financial is not an investment advisor and makes no representations regarding the advisability of investing in any investment fund or other investment vehicle. Prospective investors are advised to make an investment in any securities, funds or other investment vehicle only after carefully considering the risks associated with investing in such investment products, as detailed in an offering memorandum or other similar document that is prepared by or on behalf of the issuer of the securities, investment fund or other investment product or vehicle. Salt Financial is not a tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by Salt Financial to buy, sell, or hold such security, nor is it intended to be investment advice and should not be construed as such.

Salt Financial is not responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities may be converted into cash or other redemption mechanics. Salt Financial has no obligation or liability in connection with the administration, marketing or trading of the securities.

These materials have been prepared solely for informational purposes from sources believed to be reliable. No content contained in these materials (including index data, ratings, credit-related analyses and data, research, valuations, model, software or other application or output therefrom) or any part thereof (“Content”) may be modified, reverse engineered or reproduced in any form or by any means without the prior written permission of Salt Financial. The Content shall not be used for any unlawful or unauthorized purposes.

SALT FINANCIAL AND ITS THIRD-PARTY DATA PROVIDERS AND LICENSORS (“SALT FINANCIAL PARTIES”) DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE STRATEGY, SALT IP OR ANY DATA RELATED THERETO, ANY CONTENT, OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. SALT FINANCIAL PARTIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. SALT FINANCIAL PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE ISSUER, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE STRATEGY, SALT IP OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL THE SALT FINANCIAL PARTIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.

DESCRIPTION OF THE NASDAQ-100 TOTAL RETURN INDEX AND THE NASDAQ NEXT GENERATION 100 TOTAL RETURN INDEX

All information contained in this Index Supplement regarding each of the Nasdaq-100 Total Return Index (“XNDX”) and the Nasdaq Next Generation 100 Total Return Index (“NGXT” and, together with XNDX, each an “equity constituent”), including, without limitation, its make-up, method of calculation and changes in its constituents, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nasdaq, Inc. Each equity constituent is calculated, maintained and published by Nasdaq, Inc. Nasdaq, Inc. has no obligation to continue to publish, and may discontinue the publication of, each equity constituent. The Nasdaq-100 Total Return Index is reported by Bloomberg L.P. under the ticker symbol “XNDX” and the Nasdaq Next Generation 100 Total Return Index is reported by Bloomberg L.P. under the ticker symbol “NGXT”.

XNDX is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. The Nasdaq-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985.

NGXT is a modified market capitalization-weighted index that is designed to measure the performance of the 100 largest non-financial companies listed on The Nasdaq Stock Market, excluding the companies included in XNDX. NGXT was launched on August 24, 2020.

Each equity constituent is a total return index, which means that it reflects a hypothetical reinvestment of dividends in the applicable equity constituent.

The share weights of the component securities of the equity constituents at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each security’s influence on the level of the relevant equity constituent is directly proportional to the value of its index share weight.

Calculation of the Equity Constituents

At any moment in time, the value of each equity constituent equals the aggregate value of the then-current index share weights of each of its component securities, which are based on the total shares outstanding of each such component security, multiplied by each such security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market), and divided by a scaling factor (the “Divisor”), which becomes the basis for the reported index value. The Divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for index reporting purposes.

Security Eligibility Criteria

Eligible security types generally include American depositary receipts, common stocks, ordinary shares and tracking stocks. Companies organized as real estate investment trusts (“REITs”) are not eligible for index inclusion. If the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the underlying security and the TSO is the actual depositary shares outstanding as reported by the depositary banks.

If an issuer has listed multiple security classes, all security classes are eligible, subject to meeting all other security eligibility criteria.

The issuer of the security’s primary U.S. listing must exclusively be listed on the Nasdaq Global Select Market or the Nasdaq Global Market. If the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States.

The security must be classified as a non-financial company (any industry other than financials) according to the Industry Classification Benchmark. There is no market capitalization eligibility criterion. Each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date).

The security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market), NYSE, NYSE American or Cboe BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added to an equity constituent as the result of a spinoff event will be exempt from the seasoning requirement. There is no float eligibility criterion.

The issuer of the security generally may not currently be in bankruptcy proceedings.

The issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee.

Reconstitution and Rebalancing of an Equity Constituent

Nasdaq selects constituents once annually in December. The security eligibility criteria are applied using market data as of the end of October and TSO as of the end of November. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

Each equity constituent is rebalanced on a quarterly basis in March, June, September and December. The rebalance uses the TSO and last sale price of all component securities as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced in early March, June, September and December and become effective after the close of trading on the third Friday in March, June, September and December. A special rebalance may be conducted at any time based on the weighting restrictions described in the index rebalance procedure if it is determined to be necessary to maintain the integrity of the equity constituent.

Constituent Selection

A reconstitution is conducted on an annual basis, at which time all eligible issuers, ranked by market capitalization, are considered for index inclusion based on the following order of criteria.

For XNDX:

1.	The top 75 ranked issuers will be selected for inclusion in XNDX.

2.	Any other issuers that were already members of XNDX as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion in XNDX.

3.	In the event that fewer than 100 issuers pass the first two criteria, the remaining positions will first be filled, in rank order, by issuers currently in XNDX ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement- or spin-off-issuers added since the previous reconstitution.

4.	In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of XNDX as of the reference date.

For NGXT, the largest 100 ranked issuers by market capitalization that are not in XNDX are included in the index.

Constituent Weighting

Each equity constituent is a modified market capitalization-weighted index.

XNDX

Quarterly Weight Adjustment

XNDX’s quarterly weight adjustment employs a two-stage weight adjustment scheme according to issuer- level constraints.

Component securities’ initial weights are determined using up to two calculations of market capitalization: TSO-derived market capitalization and index share-derived market capitalization. TSO-derived market capitalization is defined as a security’s last sale price times its TSO. Share-derived market capitalization is defined as a security’s last sale price times its updated index shares as of the prior month end. Both TSO-derived and index share-derived market capitalizations can be used to calculate TSO-derived and index share-derived initial index weights by dividing each index security’s (TSO- or index share-derived) market capitalization by the aggregate (TSO- or index share-derived) market capitalization of all index securities.

When the rebalance coincides with the reconstitution, only TSO-derived initial weights are used. When the rebalance does not coincide with the reconstitution, index share-derived initial weights are used when doing so results in no weight adjustment; otherwise, TSO-derived weights are used in both stages of the weight adjustment procedure. Issuer weights are the aggregated weights of the issuers’ respective index securities.

Stage 1. If no initial issuer weight exceeds 24%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted so that no issuer weight may exceed 20% of the equity constituent.

Stage 2. If the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted so that the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% is set to 40%.

Annual Weight Adjustment

XNDX’s annual weight adjustment employs a two-stage weight adjustment scheme according to security-level constraints. Component securities’ initial weights are determined via the quarterly weight adjustment procedure.

Stage 1. If no initial security weight exceeds 15%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted so that no security weight may exceed 14% of the equity constituent.

Stage 2. If the aggregate weight of the subset of index securities with the five largest market capitalizations is less than 40%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted so that (i) the aggregate weight of the subset of index securities with the five largest market capitalizations is set to 38.5% and (ii) no security with a market capitalization outside the largest five may have a final index weight exceeding the lesser of 4.4% or the final index weight of the index security ranked fifth by market capitalization.

NGXT

The weight of each index security in NGXT is proportionate to its market capitalization, subject to a 4% cap on the weight of any index security.

Maintenance of the Equity Constituents

Deletion Policy

If, at any time other than an index reconstitution, Nasdaq determines that an index security is ineligible for index inclusion, the index security is removed as soon as practicable.

This may include:

•	Listing on an ineligible index exchange.

•	Merger, acquisition or other major corporate event that would adversely impact the integrity of the Nasdaq-100 Index®.

•	If a company is organized as a REIT.

•	If an index security is classified as a financial company (financials industry) according to the ICB.

•	If the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the equity constituent for two consecutive month ends.

•	If a security that was added to the equity constituent as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the equity constituent at the end of its second day of regular way trading as a member of the equity constituent.

In the case of mergers and acquisitions, the effective date for the removal of an index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

If at the time of the removal of the index issuer or security there is not sufficient time to provide advance notification of the replacement issuer or security so that both the removal and replacement can be effective on the same day, the index issuer or security being removed will be retained and persisted in the index calculations at its last sale price until the effective date of the replacement issuer or security’s entry to the equity constituent.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the equity constituent. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, industry or adjusted market capitalization. Securities that are added as a result of a spin-off may be maintained in the equity constituent until a later date and then removed, for example, if a spin-off security has liquidity characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the equity constituent.

Replacement Policy

Securities may be added to an equity constituent outside of the index reconstitution when there is a deletion. The index security (or all index securities under the same issuer, if appropriate) is replaced as soon as practicable if the issuer in its entirety is being deleted from the equity constituent. The issuer with the largest market capitalization as of the prior month end which is not in the equity constituent will replace the deleted issuer. Issuers that are added as a result of a spin-off are not replaced until after they have been included in a reconstitution.

For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, Nasdaq may decide to remove the index security from an equity constituent in conjunction with the index reconstitution and/or index rebalance effective date.

Corporate Actions

In the periods between scheduled index reconstitution and rebalancing events, individual index securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to an equity constituent.

At the quarterly rebalancing, no changes are made to an equity constituent from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Governance of the Equity Constituents

The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly and reviews items including, but not limited to, pending corporate actions that may affect component securities of an equity constituent, statistics comparing the composition of the equity constituents to the market, companies that are being considered as candidates for addition to an equity constituent and any significant market events.

License Agreement

Citigroup Global Markets Inc. has entered into a non-exclusive license agreement with Nasdaq, Inc. providing for the license to Citigroup Global Markets Inc. and its affiliates, in exchange for a fee, of the right to use the equity constituents in connection with certain instruments.

The license agreement between Nasdaq, Inc. and Citigroup Global Markets Inc. provides that the following language must be stated in this Index Supplement:

The CDs are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc. with its affiliates are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the CDs. The Corporations make no representation or warranty, express or implied, to the owners of the CDs or any member of the public regarding the advisability of investing in financial instruments generally or in the CDs particularly, or the ability of any Nasdaq index to track general stock market performance. The Corporations’ only relationship to Citigroup Inc. and its affiliates is in the licensing of Nasdaq®, Nasdaq-100® and Nasdaq-100 Index® registered trademarks, service marks and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq, Inc. without regard to Citigroup Inc., its affiliates or the CDs. Nasdaq, Inc. has no obligation to take the needs of Citigroup Inc., its affiliates or the owners of the CDs into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the CDs to be issued or in the determination or calculation of the equation by which the CDs are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the CDs.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., ITS AFFILIATES, OWNERS OF THE CDs, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

DESCRIPTION OF THE U.S. TREASURY NOTE FUTURES INDICES

Overview

Citigroup Global Markets Limited is the index administrator and calculation agent of the two U.S. Treasury note futures indices that are eligible to be included in the Index:

•	the Citi 2Y U.S. Treasury Futures Market Tracker Index (the “2Y U.S. Treasury note futures index”); and

•	the Citi 10Y U.S. Treasury Futures Market Tracker Index (the “10Y U.S. Treasury note futures index”).

Each U.S. Treasury note futures index tracks the performance of a hypothetical investment, rolled quarterly, in a near-maturity U.S. Treasury note futures contract. A U.S. Treasury note futures contract is a contract for the purchase of U.S. Treasury notes with maturities falling within a specified range on a fixed date in the future. The table below lists, for each U.S. Treasury note futures index, the futures contract tracked by that index and the U.S. Treasury notes that are eligible to be delivered upon settlement of that futures contract.

U.S. Treasury Note Futures Index	Underlying Futures Contract	Underlying U.S. Treasury Notes
2Y U.S. Treasury note futures index	2-Year T-Note Future traded on the Chicago Board of Trade (“CBOT”)	U.S. Treasury notes with a remaining term to maturity of between 1.75 and 2 years
10Y U.S. Treasury note futures index	10-Year T-Note Future traded on the CBOT	U.S. Treasury notes with a remaining term to maturity of between 6.5 and 10 years

The futures contracts underlying the U.S. Treasury note futures indices have expiration dates in March, June, September, and December of each year. Each U.S. Treasury note futures index tracks the nearest-maturity futures contract specified in the table above, and then, as the expiration date of that futures contract approaches, will “roll” out of the expiring contract and into the futures contract with the next succeeding expiration date. By continually rolling out of an expiring contract and into another futures contract with a later expiration date, each U.S. Treasury note futures index maintains continuous exposure to a U.S. treasury note futures contract.

The value of a U.S. Treasury note futures contract will fluctuate with changes in the market value of its underlying U.S. Treasury notes. In general, the value of a U.S. Treasury note will fall as market interest rates rise, and rise as market interest rates fall. However, the value of a U.S. Treasury note futures contract will also fluctuate based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract. As discussed in more detail under “—Futures Contracts Generally” below, these factors are likely to cause a position in a U.S. Treasury note futures contract to reflect an implicit financing cost, which will lower the return on the futures contract as compared to a direct investment in the underlying U.S. Treasury notes. Accordingly, we expect the performance of each U.S. Treasury note futures index to generally reflect changes in the value of its underlying U.S. Treasury notes, as reduced by an implicit financing cost. We expect the implicit financing cost to rise if market interest rates rise.

Each U.S. Treasury note futures index tracks a hypothetical investment in its underlying futures contract. There is no actual futures contract to which any investor is entitled or in which any investor has any ownership or other interest. Each U.S. Treasury note futures index is merely a mathematical calculation that is performed by reference to a hypothetical position in its underlying futures contract.

The specific rules governing the calculation of the U.S. Treasury note futures indices are attached as Annex B to this Index Supplement. This description of the U.S. Treasury note futures indices is only a summary of those rules. You should understand that this summary does not describe the mathematical terms used in calculating the U.S. Treasury note futures indices, and as a result is more general than the precise mathematical formulations used to calculate the U.S. Treasury note futures indices. The U.S. Treasury note futures indices will be governed by and calculated in accordance with the mathematical and other terms set forth in Annex B to this Index Supplement, and not this summary. If this description of the U.S. Treasury note futures indices conflicts with the rules described in Annex B, the rules described in Annex B control.

The 2Y U.S. Treasury note futures index is reported by Bloomberg under the ticker symbol “CNAQBF2U.” The 10Y U.S. Treasury note futures index is reported by Bloomberg under the ticker symbol “CNAQBF1U”.

The U.S. Treasury note futures indices launched on April 25, 2022 and, therefore, have a limited performance history.

Futures Contracts Generally

A futures contract is an agreement to buy or sell an underlying asset on a future expiration date at a price that is agreed upon today. If the underlying asset is worth more on the expiration date than the price specified in the futures contract, then the purchaser of that contract will achieve a gain on that contract, and if it is worth less, the purchaser will incur a loss.

For example, suppose that a futures contract entered into in January calls for the purchaser to buy the underlying asset in March at a price of $1,000. If the underlying asset is worth $1,200 in March, then upon settlement of the futures contract in March the purchaser will buy for $1,000 an underlying asset worth $1,200, achieving a $200 gain. Conversely, if the underlying asset is worth $800 in March, then upon settlement of the futures contract in March the purchaser will buy for $1,000 an underlying asset worth only $800, incurring a $200 loss.

The gain or loss to the purchaser of this futures contract is different from the gain or loss that could have been achieved by the direct purchase of the underlying asset in January and the sale of that underlying asset in March. This is because a futures contract is a “leveraged” way to invest in the underlying asset. In other words, purchasing a futures contract is similar to borrowing money to buy the underlying asset, in that (i) it enables an investor to gain exposure to the underlying asset without having to pay the full cost of it up front and (ii) it entails a financing cost.

This financing cost is implicit in the difference between the spot price of the underlying asset and the futures price. A “futures price” is the price at which market participants may agree today to buy or sell the underlying asset in the future, and the “spot price” is the current price of the underlying asset for immediate delivery. The futures price is determined by market supply and demand and is independent of the spot price, but it is nevertheless generally expected that the futures price will be related to the spot price in a way that reflects a financing cost (because if it did not do so there would be an opportunity for traders to make sure profits, known as “arbitrage”). For example, if January’s futures price is $1,000, January’s spot price may be $975. If the underlying asset is worth $1,200 in March, the gain on the futures contract would be $200 ($1,200 minus $1,000), while the gain on a direct investment made at the January spot price would have been $225 ($1,200 minus $975). The lower return on the futures contract as compared to the direct investment reflects this implicit financing cost. Because of this financing cost, it is possible for a purchaser to incur a loss on a futures contract even if the spot price of the underlying asset increases over the term of the futures contract. The amount of this financing cost is expected to increase as general market interest rates increase.

Futures contracts are standardized instruments that are traded on an exchange. On each trading day, the exchange determines a settlement price (which may also be referred to as a closing price) for that futures contract based on the futures prices at which market participants entered into that futures contract on that day. Open positions in futures contracts are “marked to market” and margin is required to be posted on each trading day. This means that, on each trading day, the current settlement price for a futures contract is compared to the futures price at which the purchaser entered into that futures contract. If the current settlement price has decreased from the initial futures price, then the purchaser will be required to deposit the decrease in value of that futures contract into an account. Conversely, if the current settlement price has increased, the purchaser will receive that cash value in its account. Accordingly, gains or losses on a futures contract are effectively realized on a daily basis up until the point when the position in that futures contract is closed out.

Because futures contracts have expiration dates, one futures contract must be rolled into another if there is a desire to maintain a continuous position in futures contracts on (rather than take delivery of) a particular underlying asset. This is typically achieved by closing out the position in the existing futures contract as its expiration date approaches and simultaneously entering into a new futures contract (at a new futures price based on the futures price then prevailing) with a later expiration date.

The performance of each U.S. Treasury note futures index is intended to reflect the daily gains or losses that would be realized on a hypothetical position, rolled quarterly, in its underlying futures contract. As described above, those gains or losses will correspond to daily fluctuations in the settlement price of the underlying futures contract.

Rolling the U.S. Treasury Note Futures Indices

Each U.S. Treasury note futures index aims to reflect the performance of a hypothetical rolling long position (i.e., a hypothetical position that has been bought) in a succession of futures contracts. Each U.S. Treasury note futures index includes provisions for the replacement of the then-current futures contract underlying that index as that contract approaches expiration (also referred to as “rolling”). This replacement occurs over a 3-day rolling period every quarter.

We refer to the futures contract to which each U.S. Treasury note futures index is exposed as an “Eligible Futures Contract” for that index. The Eligible Futures Contract for the 2Y U.S. Treasury note futures index is a 2-Year T-Note Future traded on the CBOT, and the Eligible Futures Contract for the 10Y U.S. Treasury note futures index is a 10-Year T-Note Future traded on the CBOT. Periodically, over a period of 3 Constituent Index Business Days (the “Roll Period”), each U.S. Treasury note futures index rolls its hypothetical position out of the Eligible Futures Contract to which it is exposed immediately prior to such Roll Period (the “Current Contract”) and into a new Eligible Futures Contract (the “Next Contract”).

A “Constituent Index Business Day” is, with respect to each U.S. Treasury note futures index, each day which is a Scheduled Trading Day for the Exchange.

A “Scheduled Trading Day” means any day on which the Exchange is scheduled to be open for its regular trading session with respect to the relevant Eligible Futures Contracts (including any “partial trading day” however described as so designated from time to time by the Exchange).

“Exchange” means the CBOT.

Roll Periods occur at intervals of approximately three calendar months. Each Roll Period starts on the 4th Constituent Index Business Day immediately preceding the First Notice Day for the Current Contract and consists of 3 consecutive Constituent Index Business Days (each, a “Roll Day”), subject to adjustment for disruptions as described below. Over the course of each Roll Period, the hypothetical exposure of the applicable U.S. Treasury note futures index to the Current Contract decreases by the same proportion each day, and its hypothetical exposure to the Next Contract increases by the same proportion each day.

The “First Notice Day” is, in respect of the relevant Eligible Futures Contract, the first day on which the seller of such Eligible Futures Contract is entitled to serve a notice specifying the particular government bonds that such seller intends to deliver as part of the settlement process of such Eligible Futures Contract, under the terms of such Eligible Futures Contract and in accordance with the rules of the Exchange.

In respect of each Roll Period, the Next Contract is the Eligible Futures Contract the expiration month of which is the first to occur immediately following the expiration month of the Current Contract in respect of such Roll Period.

Calculation of the Level of the U.S. Treasury Note Futures Indices

The official closing level of each U.S. Treasury note futures index is calculated on each Constituent Index Business Day based on the settlement price of the underlying Eligible Futures Contract (or during a Roll Period, the underlying Eligible Futures Contracts) on that Constituent Index Business Day, determined by reference to Bloomberg page “TU”, in the case of the 2Y U.S. Treasury note futures index, or “TY”, in the case of the 10Y U.S. Treasury note futures index (or, in each case, any successor or substitute page). The change in the closing level of each U.S. Treasury note futures index from one Constituent Index Business Day to the next will correspond to the percentage change in the settlement price of the underlying Eligible Futures Contract(s) over that same period.

Subject to the occurrence or existence of a Disrupted Day, the official closing level of each U.S. Treasury note futures index will be calculated as of 11:00 p.m. London time on each Constituent Index Business Day. The official closing level will be published on Bloomberg, under the ticker indicated above, generally on the following Constituent Index Business Day.

Adjustment Events

If an Adjustment Event occurs with respect to any Eligible Futures Contract for a U.S. Treasury note futures index (the “Affected Contract”), then:

1.	the calculation agent of the affected U.S. Treasury note futures index may suspend the calculation, publication and dissemination of such index and its level until the first succeeding Constituent Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

2.	the calculation agent of the affected U.S. Treasury note futures index may replace the Affected Contract with a replacement contract which has substantially similar characteristics to the Affected Contract, having regard to the manner in which the Affected Contract is used in the calculation of such index, in which case the calculation agent will:

a.	determine the effective date of such replacement; and

b.	make such adjustment(s) to the index rules as it determines appropriate to account for the effect on such index; and/or

3.	Citigroup Global Markets Limited may discontinue and cancel such index.

An “Adjustment Event” with respect to any Eligible Futures Contract is each of the following:

1.	Eligible Futures Contracts Cancellation; and

2.	Eligible Futures Contracts Modification.

An “Eligible Futures Contracts Cancellation” shall mean, with respect to any relevant Eligible Futures Contract, trading in such Eligible Futures Contract is permanently discontinued on the Exchange.

An “Eligible Futures Contracts Modification” shall mean, with respect to any relevant Eligible Futures Contract, the Exchange makes a material change to either:

1.	the content, composition or constitution of such Eligible Futures Contract; or

2.	the formula for and method of calculating the Settlement Price of such Eligible Futures Contract.

Cancellation of any U.S. Treasury Note Futures Index

Citigroup Global Markets Limited may discontinue and cancel any U.S. Treasury note futures index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication, and dissemination of either U.S. Treasury note futures index or its level.

Disrupted Days

If any Constituent Index Business Day (other than a Roll Day) is a Disrupted Day for any relevant Eligible Futures Contract, then the calculation, publication and dissemination of the applicable index will be suspended until the first succeeding Constituent Index Business Day which is not a Disrupted Day for any relevant Eligible Futures Contract for that index.

If a scheduled Roll Day is a Disrupted Day for any relevant Eligible Futures Contract, then the calculation, publication and dissemination of the applicable index and its level will be suspended, and the Roll Day will be postponed, until the first succeeding Constituent Index Business Day which is not a Disrupted Day for any relevant Eligible Futures Contract.

A “Disrupted Day” means any Scheduled Trading Day on which an Exchange Disruption occurs or is continuing with respect to the relevant Eligible Futures Contract.

An “Exchange Disruption” means, with respect to any relevant Eligible Futures Contract:

1.	the Exchange fails to open for trading during its regular trading session; or

2.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time of any suspension or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading of such Eligible Futures Contract on the Exchange; or

3.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time of any other event (other than an event described below in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on the Exchange to effect transactions in or obtain market values for such Eligible Futures Contract; or

4.	the closure on any Scheduled Trading Day of the Exchange prior to the relevant Scheduled Closing Time at least one hour prior to the earlier of the actual closing for the regular trading session of the relevant Reference Exchange on such day and the deadline for the submission of orders to be entered into the Exchange system for execution at the relevant Scheduled Closing Time on such day; or

5.	the Settlement Price of such Eligible Futures Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price; or

6.	the Settlement Price of such Eligible Futures Contract is not published or otherwise made available by or on behalf of the Exchange.

“Scheduled Closing Time” means, with respect to any Scheduled Trading Day for the Exchange, the scheduled weekday closing time with respect to the relevant Eligible Futures Contract on the Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on the Exchange.

“Settlement Price” means, with respect to the relevant Eligible Futures Contract, the daily settlement price or the final settlement price (as the case may be, and however described by the Exchange) of such Eligible Futures Contract, as published or otherwise made available by the Exchange.

If a Roll Day is postponed to a day after the Last Trading Day of an Eligible Futures Contract (whether or not such Last Trading Day is itself postponed by the Exchange), then the calculation agent of the applicable U.S. Treasury note futures index may publish its good faith estimate of the level of such U.S. Treasury note futures index, using its good faith estimate of the value of such Eligible Futures Contract affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease. The “Last Trading Day” of an Eligible Futures Contract of a particular maturity is the day on which trading in the Eligible Futures Contract is scheduled to end on the Exchange.

Corrections

If the price of any Eligible Futures Contract for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement and (2) used for any calculation or determination in respect of a U.S. Treasury note futures index, is subsequently corrected, and the corrected price (the

“Corrected Price”) is published by or on behalf of such person or entity within 2 Constituent Index Business Days, then such Corrected Price shall be deemed to be the price for such Eligible Futures Contract for the relevant time on the relevant day. The calculation agent for the applicable U.S. Treasury note futures index may, but will not be obliged to, make appropriate adjustments to the level of the applicable index for such day.

Regulatory Events

“Regulatory Event” shall mean that, owing to any applicable law or regulation or policy, the calculation agent for the U.S. Treasury note futures indices determines that either:

1.	A hypothetical broker-dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of any Eligible Futures Contract depends or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it would be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of any Eligible Futures Contract depends;

2.	Citigroup Global Markets Limited is not permitted (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate (as applicable) an index which contains a particular instrument or security on which the value of any Eligible Futures Contract depends.

Following the occurrence of a Regulatory Event, the calculation agent of the U.S. Treasury note futures indices will determine whether or not such occurrence has a material effect on such indices.

1.	If the calculation agent determines that such occurrence has a material effect on such indices, then the calculation agent will inform Citigroup Global Markets Limited of such determination and either:

a.	Citigroup Global Markets Limited will follow established procedures to amend such indices; or

b.	Citigroup Global Markets Limited may discontinue and cancel such indices.

2.	If Citigroup Global Markets Limited determines that such occurrence does not have a material effect on such indices, then with effect from (and including) a date designated by Citigroup Global Markets Limited or the calculation agent:

a.	The Eligible Futures Contract affected by such Regulatory Event will be removed from the applicable index (the “Removed Contract”); and

b.	the calculation agent will replace the Removed Contract with a replacement contract which has substantially similar characteristics to the Removed Contract, having regard to the manner in which the Removed Contract is used in the calculation of the applicable index, in which case the calculation agent will:

i.	determine the effective date of such replacement; and

ii.	make such adjustment(s) to the applicable index rules as it determines appropriate to account for the effect on such index of such replacement.

Ambiguities, Errors and Omissions

It is possible that ambiguities, errors and omissions may arise in certain circumstances. Citigroup Global Markets Limited will resolve, using Expert Judgment, any such ambiguity, error or omission, and may amend the rules of the U.S. Treasury note futures indices to reflect the resolution of such ambiguity, error or omission.

Expert Judgment

Each of Citigroup Global Markets Limited and the calculation agent for the U.S. Treasury note futures indices, as relevant, will exercise any discretion and make any determination in respect of the indices by using a standard of judgement (“Expert Judgment”) which will consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the indices and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of the U.S. Treasury note futures indices and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgment to exercise any discretion or to make any determination, Citigroup Global Markets Limited will be subject to the oversight of the Index Governance Committee. In using Expert Judgment to exercise any discretion or to make any determination, the calculation agent for the U.S. Treasury note futures indices will be subject to the oversight of Citigroup Global Markets Limited. The Index Governance Committee will review any such use of Expert Judgment in extraordinary circumstances.

Index Governance

Citigroup Global Markets Limited has ultimate control over the development, the operation and the publication of the U.S. Treasury note futures indices, including the performance of any calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than Citigroup Global Markets Limited, Citigroup Global Markets Limited has overall responsibility for all parts of the Index Activity.

Citigroup Global Markets Limited maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures and (2) conducting an annual review of each U.S. Treasury note futures index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Notes.

Accordingly, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase or holding of the Notes that (a) it is not a Plan and its purchase and holding of the Notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Notes shall be required to represent (and deemed to have represented by its purchase of the Notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The Notes are contractual financial instruments. The financial exposure provided by the Notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Notes. The Notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Notes.

Each purchaser and holder of the Notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Notes if the account, plan or annuity is for the benefit of an employee of CGMI or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Notes by the account, plan or annuity.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes. It applies to you only if you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Purchasers of notes at another time or price should consult their tax advisers regarding the U.S. federal tax consequences to them of the ownership and disposition of the notes. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

We will not attempt to ascertain whether any issuer of any shares (or other ownership interests) that underlie the Index (collectively, the “Underlying Equity”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any issuer of the Underlying Equity were so treated, certain adverse U.S. federal income tax consequences might apply to you in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange or other disposition of the notes. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file Internal Revenue Service (“IRS”) Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Equity and consult your tax adviser regarding the possible consequences to you if any issuer of Underlying Equity is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this index supplement, changes to any of which subsequent to the date of this index supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax or the alternative minimum tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the notes) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant notes.

Tax Treatment of the Notes

Unless otherwise indicated in the applicable pricing supplement, we intend to treat the notes as debt instruments for U.S. federal income tax purposes, and the discussion herein is based on this treatment. With respect to notes with a term of longer than one year (calculated as described below), the applicable pricing supplement will specify whether we intend to treat such notes as “variable rate debt instruments” or as “contingent payment debt instruments,” each as discussed below.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Event.”

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Short-Term Notes

The following discussion applies only to notes with a term of one year or less (from but excluding the issue date to and including the last possible date that the notes could be outstanding pursuant to their terms) (“short-term notes”). Generally, a short-term note is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a short-term note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or other taxable disposition of the note. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the note currently), you will be subject to rules that generally require accrual of discount on short-term notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. In the case of short-term notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the time at which the related payment is calculated. You should consult your tax adviser regarding the amount and timing of any accruals on such notes.

Upon a taxable disposition (including a sale, exchange, early redemption or retirement) of a short-term note, you will generally recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. Your tax basis in the note should equal the amount you paid to acquire the note increased, if you accrue income on the notes currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” The excess of the amount received at maturity over your tax basis in the note generally should be treated as ordinary income. If you sell a short-term note providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of a taxable disposition of short-term notes providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a short-term note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a short-term note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the time at which the related payment is calculated. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies only to notes treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”) and that provide for stated interest at a single variable rate. The treatment of other VRDIs will be addressed in the applicable pricing supplement.

Interest on a VRDI. Stated interest on a VRDI will be treated as “qualified stated interest” (“QSI”) and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. If the stated principal amount of a VRDI exceeds its issue price by at least a specified de minimis amount, this excess will be treated as “original issue discount” (“OID”) that you must include in income as it accrues, in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income. The constant-yield accrual of OID on a VRDI is determined by substituting a fixed rate that reflects the yield that is reasonably expected for the VRDI for each scheduled payment of the variable rate.

Sale or Other Taxable Disposition of a VRDI. Upon the sale or other taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued QSI, which will be treated as described above) and your tax basis in the VRDI. Your tax basis in a VRDI will equal the amount you paid to purchase the VRDI, increased by the amounts of OID (if any) you previously included in income with respect to the VRDI and reduced by any payments other than QSI you received. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on a CPDI. We are required to determine a “comparable yield” for each issuance of CPDIs. The comparable yield is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

In the case of a CPDI that may be automatically redeemed prior to maturity, it is not entirely clear how to determine the comparable yield. Unless otherwise stated in the applicable pricing supplement, our determination of the comparable yield (and the projected payment schedule) is determined by reference to a fixed-rate debt instrument that matures on the Maturity Date.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of accounting for U.S.

federal income tax purposes, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale or other taxable disposition) of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The adjusted issue price of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on a CPDI. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale or other taxable disposition of the CPDI.

Sale or Other Taxable Disposition of a CPDI. Upon a sale or other taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal your purchase price for the CPDI, increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. You generally must treat any income realized on the sale or other taxable disposition of a CPDI as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation.

Special Rules for Contingent Payments that Fix Early. Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or other taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. You should consult your tax adviser regarding the application of these rules.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition, or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes.

Subject to the possible application of Section 897 of the Code (see “— FIRPTA” below) and the discussions below regarding “— Dividend Equivalents Under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a sale or other taxable disposition of a note, provided that (i) income in respect of the notes is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a United States person. We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

If you are engaged in a U.S. trade or business, and if income (including gain) from the notes is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. If you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a note.

Dividend Equivalents Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as securities that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the note, i.e., when all material terms have been agreed on, and (ii) the issuance of the note. However, if the time of pricing is more than 14 calendar days before the issuance of the note, the calculation date is the date of the issuance of the note. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the note. As a result, you should acquire such a note only if you are willing to accept the risk that the note is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a note are subject to a “significant modification” (for example, upon an event discussed below under “Possible Taxable Event”), the note generally will be treated as reissued for this purpose at the time of the significant modification, in which case the note could become a Specified ELI at that time.

If a note is a Specified ELI, withholding in respect of dividend equivalents will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the note or upon the date of maturity, lapse or other disposition of the note by you, or possibly upon certain other events. Depending on the circumstances, the applicable withholding agent may withhold the required amounts from coupons or other payments on the note, from proceeds of the retirement or other disposition of the note, or from your other cash or property held by the withholding agent.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a “complex” contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2027 that have a “delta” of one will be calculated in the same manner as (i) above, using a “delta” of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, the pricing supplement will generally state the estimated amounts.

Depending on the terms of a note and whether or not it is issued prior to 2027, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the note references a Qualified Index or Qualified Index Security; whether it is a “simple” contract; the “delta” and the number of shares multiplied by delta (for a simple contract); and whether the “substantial equivalence test” is met and the initial hedge (for a complex contract).

Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to notes linked to U.S. equities and their application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those notes.

Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the notes are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

Prospective purchasers of notes that are Specified ELIs should consult their tax advisers regarding whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, including when we or another intermediary performs the withholding required under Section 871(m), it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty.

We will not be required to pay any additional amounts in respect of amounts withheld under Section 871(m).

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any issuer of the Underlying Equity should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a note could be treated as a USRPI, in which case any gain from the disposition of the note would generally be subject to U.S. federal income tax and would be required to be reported by the Non-U.S. Holder on a U.S. federal income tax return, generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a note that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the fair market value of the relevant issuer's regularly traded class of interests as specified in the applicable Treasury regulations. In the case of notes that are regularly traded, a holding of 5% or less of the outstanding notes of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisers regarding whether their ownership interest in the notes will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should be aware that a note that is treated as debt for U.S. federal estate tax purposes generally will not be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would not have been subject to U.S. federal withholding or income tax because of the exemption from withholding of “portfolio interest.” If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the notes.

Possible Taxable Event

A change in the methodology by which the Index is calculated, a change in the components of the Index, the designation of a Successor Index, an assumption of the notes (as discussed in the paragraph below) or other similar circumstances resulting in a material change to an underlying or to the method by which amounts payable are determined on the notes could result in a “significant modification” of the affected notes.

As provided in the accompanying prospectus under “Description of Debt Securities — Citigroup Guarantees,” our obligations under the notes may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume the notes pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a “significant modification” of the notes and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the notes as a significant modification.

A significant modification of the notes would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Reportable Transactions

A taxpayer that participates in a "reportable transaction" is subject to information reporting requirements under Section 6011 of the Code. "Reportable transactions" include, among other things, "loss transactions" that result in a taxpayer's claiming certain losses in excess of specified amounts and certain transactions identified by the IRS. Holders should consult their tax advisers regarding these rules.

Information Reporting and Backup Withholding

Payments on the notes, as well as the proceeds of a sale, exchange or other disposition (including retirement) of the notes, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things, interest and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds from the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalents, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

WE WILL NOT BE REQUIRED TO PAY ANY ADDITIONAL AMOUNTS WITH RESPECT TO U.S. FEDERAL WITHHOLDING TAXES.

© 2024 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

ANNEX A

TREASURY INDEX RULES

Interest Rate Bond Futures Market Tracker Indices
Index Conditions
Citi Investment Strategies

20 April 2022

Part A:	Introduction

This document constitutes the “Index Conditions” in respect of the following indices (each, an “Index”).

	Name of Index	Short Name	Index Ticker

(1)	10Y US Treasury Futures Market Tracker Index	10Y US Treasury	CNAQBF1U

(2)	2Y US Treasury Futures Market Tracker Index	2Y US Treasury	CNAQBF2U

The Indices are referred to as the “Interest Rate Bond Futures Market Tracker Indices”.

Each Index is referred to in these Index Conditions by its short name (as specified above under the heading “Short Name”).

For the avoidance of doubt, references in these Index Conditions to “the Index” or “an Index” shall be references to each of the Indices.

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product (as defined in Part J (Definitions)) is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part L (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

These Index Conditions replace an earlier edition dated 5 November 2019 and have been prepared to reflect current index governance practices.

The version dated 5 November 2019 replaced an earlier edition dated 17 January 2018 and was prepared to add additional Indices.

These Index Conditions comprise the following Parts.

Part A	Introduction

Part B	Key Information

Part C	Overview of the Index

Part D	Calculation of the Index Level

Part E	Data

Part F	Valuation of Constituents

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Part G	Adjustment of dates

Part H	Adjustments, disruption and cancellation

Part I	Provisions relating to Constituents

Part J	Definitions

Part K	Risk Factors

Part L	Miscellaneous

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Part B:	Key Information

Index:	Each Index specified in Part A (Introduction).
Index Ticker:	In respect of each Index, the Electronic Page specified in respect of such Index in Part A (Introduction).
Summary of strategy:	The Index aims to reflect the performance of a notional rolling long position (i.e. a notional position that has been bought) in a succession of exchange-traded futures contracts, the underlying of which is the same basket of government bonds.
Index Administrator:	Citigroup Global Markets Limited.
Index Calculation Agent:	Citigroup Global Markets Limited.
Index Base Currency:	In respect of each Index, as specified in Part E (Data).
Index Launch Date:	In respect of each Index, as specified in Part E (Data).
Index Start Date:	In respect of each Index, as specified in Part E (Data).
Index Start Level:	100 units of the relevant Index Base Currency.
Index Fees and Costs:	None.
Frequency of calculation of the Index Level:	Daily, on each Index Business Day.
Frequency of rebalancing:	Not applicable.

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

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Part C:	Overview of the Index

Calculation

1.	CALCULATION OF THE INDEX

Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent as of the Index Valuation Time on each Index Business Day. The Index Level as of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day. This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index for the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other valuation time on any Index Business Day or any other day with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Level) below.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, Citigroup Global Markets Limited also acts as Index Calculation Agent, calculating and publishing the Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be one of the Index Administrator’s Affiliates.

Brief description

1.	INTRODUCTION

The brief description set out in this Part C is a summary only of these Index Conditions, of which this Part C is a part. These Index Conditions as a whole govern the Index, the calculation of the Index Level (as defined in Part D (Calculation of the Index Level) below), and the determinations made in connection with the maintenance of the Index. In the case of any inconsistency between this brief description in this Part C and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.

The Index is a notional rules-based proprietary index developed by the Index Administrator.

2.	HOW THE INDEX ATTEMPTS TO IMPLEMENT ITS STRATEGY

The Index aims to reflect the performance of a notional rolling long position (i.e. a notional position that has been bought) in a succession of Futures Contracts, the underlying of which is a basket of bonds issued by or on behalf of the national government of the relevant country (government bonds) with a maturity similar to the maturity referred to in the name of the Futures Contracts.

What is a Futures Contract?

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“Futures Contract” shall mean a contract for the future sale and purchase of a specified quantity of an underlying asset or financial instrument (the “Underlying”) on a specified date, at the price (the “Contract Price”) of the Futures Contract when it is entered into by the buyer of the Futures Contract (and therefore the buyer of the Underlying) (the “Buyer”) and the seller of the Futures Contract (and therefore the seller of the Underlying) (the “Seller”). The Buyer has a “long” position because he has bought the Futures Contract (and therefore the Underlying). The Seller has a “short” position because he has sold the Futures Contract (and therefore the Underlying).

Payment and delivery under a Futures Contract are made on the settlement date of the Futures Contract. The settlement date of the Futures Contract (the “Settlement Date”) occurs in a specified calendar month (the “Contract Month”).

Under a Futures Contract which is physically settled, on the settlement date, (1) the Buyer pays to the Seller the Contract Price and takes delivery of the specified quantity of the Underlying; and (2) the Seller delivers to the Buyer the specified quantity of the Underlying and receives the Contract Price.

Under a Futures Contract which is cash settled, only a payment is made, the amount of which is calculated with reference to the price of the Futures Contract when it is settled (the “Settlement Price”). On the settlement date, the difference between the Contract Price and the Settlement Price (the “Difference”) is paid. If the Settlement Price is higher than the Contract Price, then the Seller pays the Difference to the Buyer. If the Settlement Price is lower than the Contract Price, then the Buyer pays the Difference to the Seller.

Futures Contracts are listed on investment exchanges, and are traded in accordance with the rules of those investment exchanges. Futures Contracts with different maturities (i.e. different Contract Months) but the same Underlying are listed and traded. Trading in a Futures Contract of a particular maturity is scheduled to end on a specified day (the “Last Trading Day”), with settlement scheduled to occur shortly thereafter.

Rolling a position in a Futures Contract

By way of illustration, a market participant wishes to maintain an exposure to the Underlying of a particular succession of Futures Contracts, without actually buying or selling the Underlying. The market participant may have assumed an exposure to the Underlying through either a long position or a short position in a Futures Contract with a particular maturity (the “Nearer Contract”). In order to maintain his exposure to the Underlying after the Last Trading Day of the Nearer Contract, the market participant must close out his position in the Nearer Contract and establish a new position in a Futures Contract with a longer maturity (the “Further Contract”).

By closing out his position in the Nearer Contract and establishing a new position in the Further Contract, the market participant is said to “roll” his position.

A long position that was originally established by buying the relevant Nearer Contract is subsequently rolled by selling such Nearer Contract (offsetting and therefore closing that original long position) and buying the relevant Further Contract (establishing the new long position).

A short position that was originally established by selling the relevant Nearer Contract is subsequently rolled by buying such Nearer Contract (offsetting and therefore closing that original short position) and selling the relevant Further Contract (establishing the new short position).

The notional rolling long position established by the Index

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Each Futures Contract to which the Index is notionally exposed is an “Eligible Futures Contract” as specified in Part E (Data).

Periodically, over a number of Index Business Days (the “Roll Period”), the Index rolls its notional position out of the Futures Contract (the “Current Contract”) to which it is exposed immediately prior to such Roll Period and into a new Futures Contract (the “Next Contract”).

Roll Periods occur at intervals of approximately three calendar months. The day on which each Roll Period starts (the “Roll Period Start Day”) is determined with reference to a particular Futures Contract (the “Roll Period Reference Contract”). On a particular Index Business Day “d”, the Roll Period Reference Contract is the Eligible Futures Contract the maturity of which is the shortest as at d (i.e. in common parlance, the “First Nearby” Futures Contract), and this is the Futures Contract with reference to which the Roll Period Start Day is determined of the Roll Period which immediately follows d.

In respect of each Roll Period, the Next Contract is the Eligible Futures Contract the Contract Month of which is the first to occur immediately following the Contract Month of the Current Contract in respect of such Roll Period.

The duration of each Roll Period is the number (the “Roll Number”) of Index Business Days specified in Part E (Data) (each such Index Business Day, a “Scheduled Roll Day”), subject to adjustment for disruptions.

The first Roll Day (i.e. the Roll Period Start Day) of each Roll Period is the Index Business Day which is the number (the “Buffer Number”) of Index Business Days immediately preceding (but excluding) the First Notice Day of the Roll Period Reference Contract in respect of such Roll Period. The Buffer Number is specified in Part E (Data).

“First Notice Day” shall mean, in respect of a Futures Contract the Underlying of which is a basket of government bonds, the first day on which the Seller of such Futures Contract is entitled to serve a notice specifying the particular government bonds that such Seller intends to deliver as part of the settlement process of such Futures Contract, under the terms of such Futures Contract and in accordance with the rules of the relevant exchange on which such Futures Contract is listed and traded.

The last Roll Day (the “Roll Period End Day”) of each Roll Period is the Index Business Day which is the Roll Number of Index Business Days from (and including) the Roll Period Start Day, subject to adjustment for disruptions.

Over the course of each Roll Period, the notional exposure of the Index to the Current Contract decreases, and the notional exposure of the Index to the Next Contract increases.

After each Roll Period, with effect from (and including) the Index Business Day immediately following the Last Trading Day of the relevant Roll Period Reference Contract (the “Switch Day”), the Futures Contract which had been designated as the Next Contract immediately prior to such Switch Day becomes the Current Contract.

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The diagram set out below illustrates the notional rolling position established by the Index. This diagram is provided for illustrative purposes only, and it is subject to the relevant definitions and provisions of these Index Conditions.

Current Contract
A
B
Next Contract
B
C
Roll Period
Roll Number of Index Business Days (Roll Days)
Roll Period
Roll Number of Index Business Days (Roll Days)
Index Business Days
1 2 3
...
1 2 3
Switch Day
Last Trading Day of the relevant Roll Period Reference Contract
First Notice Day of the relevant Roll Period Reference Contract
Roll Period End Day
Roll Period Start Day
4 3 2 1
Buffer Number of Index Business Days

Consequences of Adjustment Events and Disrupted Days

The consequences of Adjustment Events and Disrupted Days are set out in Part H (Adjustments, disruption and cancellation).

Any adjustment to these Index Conditions made pursuant to Part H (Adjustments, disruption and cancellation) may have unforeseen adverse effects on the Index including (without limitation) the discontinuation and cancellation of the Index.

Any suspension of the calculation, publication and dissemination of the Index and the Index Level, or any adjustment to these Index Conditions, or any discontinuation and cancellation of the Index may (depending on the terms and conditions of an Index Linked Product) result in the early termination of such Index Linked Product and the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination. Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.

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Part D:	Calculation of the Index Level

The calculations and determinations in this Part D are subject to the occurrence of, and adjustments made as a consequence of, Disrupted Days (as described in Part G (Adjustment of dates)) and Adjustment Events (as described in both Part H (Adjustments, disruption and cancellation) and Part I (Provisions relating to Constituents)).

1	Index Level

The “Index Level” shall be:

(1)	in respect of the Index Start Date, the Index Start Level; and

(2)	in respect of each Index Business Day “d” following the Index Start Date, either:

(a)	(if d is also a Switch Day) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Indexd = Indexd−1 + (Unitsnext,d−1 × (CLcurrent,d − CLnext,d−1))

(b)	(if d is not also a Switch Day) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Indexd = Indexd−1

+ ((Unitsnext,d−1 × (CLnext,d − CLnext,d−1))

+ (Unitscurrent,d−1 × (CLcurrent,d − CLcurrent,d−1)))

where:

Indexd	=	the Index Level in respect of d.

Indexd-1	=	the Index Level in respect of the Index Business Day immediately preceding d.

Unitsnext,d-1	=	the Number of Units in respect of the Next Contract and the Index Business Day immediately preceding d.

CLcurrent,d	=	the Constituent Level in respect of the Current Contract and d.

CLnext,d-1	=	the Constituent Level in respect of the Next Contract and the Index Business Day immediately preceding d.

CLnext,d	=	the Constituent Level in respect of the Next Contract and d.

Unitscurrent,d-1	=	the Number of Units in respect of the Current Contract and the Index Business Day immediatelyp receding d.

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CLcurrent,d-1	=	the Constituent Level in respect of the Current Contract and the Index Business Day immediately preceding d.

The Index Level shall never be less than zero. For the avoidance of doubt, if any of the formulae set out above results in the Index level in respect of any Index Business Day being less than zero, then the Index Level in respect of such Index Business Day shall be zero. If the Index level in respect of any Index Business Day is zero or is deemed to be zero, then the Index Administrator shall discontinue and cancel the Index.

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2	NUMBER OF UNITS

2.1	Index Start Date

(1)	With effect from (and including) the Index Start Date:

(a)	the Current Contract shall be the Eligible Futures Contract which settles immediately prior to the Eligible Futures Contract with the specified Maturity Ranking following the calendar month during which the Index Start Date occurs;

(b)	the Next Contract shall be the Eligible Futures Contract with the specified Maturity Ranking following the calendar month during which the Index Start Date occurs; and

(2)	on the Index Start Date:

(a)	the Number of Units in respect of the Next Contract shall be zero; and

(b)	the Number of Units in respect of the Current Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Unitscurrent,isd	=	Indexisd 100

where:

Unitscurrent,isd	=	the Number of Units in respect of the Current Contract (in respect of the Index Start Date) and the Index Start Date.

Indexisd	=	the Index Start Level.

2.2	Between Roll Periods

In respect of each Index Business Day “d” which is neither the Index Start Date nor a Roll Day nor a Switch Day:

(1)	the Number of Units in respect of the Current Contract shall be equal to the Number of Units in respect of the Current Contract and the Index Business Day immediately preceding d; and

(2)	the Number of Units in respect of the Next Contract shall be equal to the Number of Units in respect of the Next Contract and the Index Business Day immediately preceding d.

2.3	During Roll Periods

In respect of each Index Business Day “r” which is also a Roll Day but not a Roll Period End Day:

(1)	the Number of Units in respect of the Current Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Unitscurrent,r = Unitscurrent,r−1 × Roll Factorr

(2)	the Number of Units in respect of the Next Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Unitsnext,r = Unitsnext,r−1 + Unitscurrent,r−1 × (1 − Roll Factorr)

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where:

Unitscurrent,r	=	the Number of Units in respect of the Current Contract and r.

Unitscurrent,r-1	=	the Number of Units in respect of the Current Contract and the Index Business Day immediately preceding r.

Roll Factorr	=	the Roll Factor in respect of r.

Unitsnext,r	=	the Number of Units in respect of the Next Contract and r.

Unitsnext,r-1	=	the Number of Units in respect of the Next Contract and the Index Business Day immediately preceding r.

“Roll Factor” shall mean, in respect of a Roll Day “r”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Roll Factor[r]	=	Remaining Roll Daysr − 1 Remaining Roll Days

where:

Roll Factorr	=	the Roll Factor in respect of r.

Remaining Roll Daysr	=	the number of Index Business Days from (and including) r to (and including) the Roll Period End Day of the relevant Roll Period.

2.4	Roll Period End Day

In respect of each Roll Period End Day “rped”:

(1)	the Number of Units in respect of the Current Contract shall be 0; and

(2)	the Number of Units in respect of the Next Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Unitsnext,rped	=	Indexrped 100

where:

Unitsnext,rped	=	the Number of Units in respect of the Next Contract (in respect of rped) and rped.

Indexrped	=	the Index Level in respect of rped.

2.5	Switch Day

(1)	With effect from (and including) each Switch Day “sd”:

(a)	the Current Contract shall be the Futures Contract which had been designated as the Next Contract immediately prior to sd; and

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(b)	the Next Contract shall be the Eligible Futures Contract the Contract Month of which is the first to occur immediately following the Contract Month of the Current Contract; and

(2)	on sd:

(a)	the Number of Units in respect of the Current Contract shall be equal to the Number of Units in respect of such Futures Contract and the Index Business Day immediately preceding sd (and for the avoidance of doubt, immediately prior to sd, such Futures Contract was designated as the Next Contract); and

(b)	the Number of Units in respect of the Next Contract shall be equal to 0.

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Part E:	Data

Constituents

	10Y US Treasury	2Y US Treasury

Eligible Futures Contract	10-Year T-Note Future	2-Year T-Note Future

Buffer Number	4	4

Roll Number	3	3

Constituent Electronic Page	TY	TU

Index Base Currency	USD	USD

Exchange	dCBE	dCBE
(used for valuations)

Reference Exchange	dCBE	dCBE
(testing for disruptions)

ETD Valuation Time	Settlement Price	Settlement Price

Index Start Date	3 January 2000	3 January 2000

Index Launch Date	25 April 2022	25 April 2022

“dCBE” shall mean Chicago Board of Trade (Interest rate contracts).

The Contract Month of an Eligible Futures Contract which is “quarterly-expiring” is either March, June, September or December.

Each Constituent is an ETD Contract.

The Constituent Electronic Page in respect of each Index is a Bloomberg Electronic Page.

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Dates and times

Index Business Day:	Each day which is a Scheduled Trading Day for the relevant Exchange.

Index Valuation Time:	In respect of an Index Business Day, 11:00 p.m. (London time) on such Index Business Day.

Scheduled Valuation Date:	Each Index Business Day.

Scheduled Roll Day:	As defined in Part C (Overview of the Index) under the heading “The notional rolling long position established by the Index”, subject to adjustment in accordance with Part G (Adjustment of dates).

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Part F:	Valuation of Constituents

1.	CONSTITUENT LEVEL

The Constituent Level of a Constituent on a Valuation Date shall be the level, price, rate or value specified in Part I (Provisions relating to Constituents), and determined by the Index Calculation Agent, where applicable, by reference to the Electronic Page specified in respect of such Constituent in Part E (Data) under the heading “Constituent Electronic Page”.

2.	CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES

If the level, price, rate or value (as applicable) of any Constituent for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the “Corrected Level”) is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day. The Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the Index Level for such day.

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Part G:	Adjustment of dates

1.	ADJUSTMENT OF SCHEDULED VALUATION DATES

“Holidays” and “Disruptions”

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Index Business Day (and therefore each Scheduled Trading Day) is also a Scheduled Valuation Date.

Therefore:

(1)	there is no need to adjust a Scheduled Valuation Date to account for “holidays” in the calendar of Scheduled Trading Days; and

(2)	if any Scheduled Valuation Date (and therefore any Index Business Day) (other than a Roll Day) is a Disrupted Day for any Constituent, then the Index Calculation Agent shall suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent, provided that the provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.

2.	ADJUSTMENT OF SCHEDULED ROLL DAYS

2.1	“Holidays”

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Scheduled Roll Day is also an Index Business Day (although not every Index Business Day is a Scheduled Roll Day). Therefore there is no need to adjust a Scheduled Roll Day to account for “holidays” in the calendar of Scheduled Trading Days.

2.2	“Disruption”

(1)	Scheduled Roll Days (other than Roll Period End Days)

If a Scheduled Roll Day (other than a Roll Period End Day) is a Disrupted Day for any Constituent, then:

(a)	the Index Calculation Agent shall suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent (the “Postponed Day”);

(b)	the relevant Roll Day shall be the Postponed Day; and

(c)	the denominator of the formula by which the Roll Factor is determined shall be increased by the number of Index Business Days which occur from (but excluding) the day which was the original Scheduled Roll Day to (and including) the Postponed Day.

(2)	Scheduled Roll Days which are also Roll Period End Days

If a Scheduled Roll Day which is also a Roll Period End Day is a Disrupted Day for any Constituent, then:

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(a)	the Index Calculation Agent shall suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent (the “Postponed Day”); and

(b)	the relevant Roll Period End Day shall be the Postponed Day.

3.	GOOD FAITH ESTIMATE

If a Scheduled Valuation Date or a Scheduled Roll Day is postponed to a day after the Last Trading Day of a Constituent (whether or not such Last Trading Day is itself postponed by the relevant Exchange), then the Index Calculation Agent may publish its good faith estimate of the Index Level for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease.

4.	PROVISIONS OF PART H

The provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.

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Part H:	Adjustments, disruption and cancellation

1.	ADJUSTMENT EVENTS

If an Adjustment Event occurs in respect of a Constituent (the “Affected Constituent”), then:

(1)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

(2)	the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:

(a)	determine the effective date of such replacement; and

(b)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

(3)	the Index Administrator may discontinue and cancel the Index.

2.	DISRUPTED DAYS

The consequence of any Index Business Day being a Disrupted Day for any Constituent is set out in Part G (Adjustment of dates).

3.	CANCELLATION OF THE INDEX

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and the Index Level.

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4.	ADDITIONAL ADJUSTMENT EVENT: REGULATORY EVENT

4.1	Regulatory Event

“Regulatory Event” shall mean that, owing to any applicable law or regulation or policy, the Index Calculation Agent determines that either:

(1)	a hypothetical broker dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a Constituent depends; or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a Constituent depends;

(2)	the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate (as applicable) an index which contains a particular instrument or security on which the value of a Constituent depends.

4.2	Following a Regulatory Event

Following the occurrence of a Regulatory Event, the Index Calculation Agent shall determine whether or not such occurrence has a material effect on the Index.

(1)	If the Index Calculation Agent determines that such occurrence has a material effect on the Index, then the Index Calculation Agent shall inform the Index Administrator of such determination and either:

(a)	the Index Administrator shall follow the procedures that it has established, subject to the oversight of the Index Governance Committee, to amend the Index and these Index Conditions; or

(b)	the Index Administrator may discontinue and cancel the Index.

(2)	If the Index Administrator determines that such occurrence does not have a material effect on the Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

(a)	the Constituent affected by such Regulatory Event (the “Removed Constituent”) shall be removed from the Index; and

(b)	the Index Calculation Agent shall replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:

(i)	determine the effective date of such replacement; and

(ii)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement.

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Part I:	Provisions relating to Constituents

ETD Contract (exchange-traded derivative contract)

This section of this Part I is applicable only to each Constituent which is classified (in Part E (Data) under the heading “Classification”) as an “ETD Contract” (each such Constituent, an “ETD Contract”).

Constituent Level:	In respect of:

(1)	each Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of such ETD Contract in respect of such Scheduled Trading Day; and

(2)	any Index Business Day which is not a Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of such ETD Contract in respect of the immediately preceding Scheduled Trading Day for such ETD Contract.

Scheduled Trading Day:	Any day on which each Exchange and each Reference Exchange is scheduled to be open for its regular trading session in respect of the relevant ETD Contract (including any “partial trading day” however described as so designated from time to time by such Exchange or Reference Exchange, as relevant). [1]

Disrupted Day:	Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant ETD Contract.

Adjustment Event:	Each of the following: (1) ETD Contract Cancellation; and (2) ETD Contract Modification.

Correction Period:	2 Index Business Days.

“ETD Contract Cancellation” shall mean, in respect of the relevant ETD Contract, trading in such ETD Contract is permanently discontinued on the relevant Exchange.

“ETD Contract Modification” shall mean, in respect of the relevant ETD Contract, the relevant Exchange makes a material change to either (1) the content, composition or constitution of such ETD Contract; or (2) the formula for and method of calculating the Settlement Price of such ETD Contract.

“ETD Valuation Time” shall mean, in respect of the relevant ETD Contract on a Scheduled Trading Day

“Exchange” shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract specified in Part E (Data), or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such ETD Contract has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such ETD Contract on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Disruption” shall mean, in respect of the relevant ETD Contract:

(1)	the relevant Reference Exchange fails to open fails to open for trading during its regular trading session; or

(2)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on the relevant Reference Exchange) of any suspension

1 The Scheduled Trading Day calendar shall be implemented by the Index Calculation Agent, acting in good faith and in a commercially reasonable manner, by reference to the trading session of the relevant ETD Contract, although there may be limited data available in respect of certain of such calendars.

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of or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading on the relevant Reference Exchange; or

(3)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on the relevant Reference Exchange) of any other event (other than an event described in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on the relevant Reference Exchange to effect transactions in or to obtain market values for such ETD Contract; or

(4)	the closure on any Scheduled Trading Day of the relevant Reference Exchange prior to the relevant Scheduled Closing Time (on the relevant Reference Exchange) at least one hour prior to the earlier of (a) the actual closing for the regular trading session of the relevant Reference Exchange on such day; and (b) the deadline for the submission of orders to be entered into the Reference Exchange system for execution at the relevant Scheduled Closing Time (on the relevant Reference Exchange) on such day; or

(5)	the Settlement Price of such ETD Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price; or

(6)	the Settlement Price of such ETD Contract is not published or otherwise made available by or on behalf of the relevant Reference Exchange.

“Fixing Price” shall mean, in respect of the relevant ETD Contract on a Scheduled Trading Day in respect of the relevant Exchange:

(1)	if a time of day is specified as the ETD Valuation Time in Part E (Data), the first traded price for delivery of such ETD Contract on such Exchange at or after the ETD Contract on such Exchange on such Scheduled Trading Day, as published or otherwise made available on the relevant Electronic Page; or

(2)	if “Settlement Price” is specified as the ETD Valuation Time in Part E (Data), the daily Settlement Price of such ETD Contract on such Exchange.

“Reference Exchange” shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract specified in Part E (Data), or any successor to such Trading Venue.

“Scheduled Closing Time” shall mean, in respect of a Scheduled Trading Day and a Reference Exchange, the scheduled weekday closing time in respect of the relevant ETD Contract on such Reference Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on such Reference Exchange.

“Settlement Price” shall mean, in respect of the relevant ETD Contract, the daily settlement price or the final settlement price (as the case may be, and however described by the relevant Exchange) of such ETD Contract, as published or otherwise made available by the relevant Exchange.

“Trading Venue” shall mean an exchange, trading system or quotation system.

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Part J:	Definitions

“Adjustment Event” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Affiliate” shall mean, in respect of a person “X”, any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, “control” of any person or entity shall mean the ownership of a majority of the voting power of such person or entity.

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Constituent” shall mean each constituent of the Index, as specified in Part E (Data). Each Constituent shall be identified by a unique serial number, denoted by “i”, as specified in Part E (Data). Part E (Data) also sets out the classification of each Constituent.

“Constituent Level” shall have the meaning given to it in Part F (Valuation of Constituents).

“Correction Period” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Disrupted Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Electronic Page” shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognized source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

“Expert Judgement” shall have the meaning given to it in Part L (Miscellaneous).

“Index Administrator” shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

“Index Base Currency” shall mean the currency specified as such in Part B (Key Information).

“Index Business Day” shall mean each day specified as such in Part E (Data).

“Index Calculation Agent” shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

“Index Launch Date” shall mean the day specified as such in Part B (Key Information).

“Index Level” shall mean, in respect of an Index Business Day, the closing level of the Index as of the Index Valuation Time on such Index Business Day. The Index Level shall be an amount expressed in the Index Base Currency.

“Index Linked Product” shall mean any security, contract or other financial product the return of which is linked, in whole or in part, to the performance of the Index.

“Index Start Date” shall mean the date specified as such in Part B (Key Information).

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“Index Start Level” shall mean the Index level on the Index Start Date, as specified in Part B (Key Information).

“Index Ticker” shall mean the Electronic Page specified as such in Part B (Key Information), or any alternative Electronic Page as may be designated by the Index Administrator.

“Index Valuation Time” shall mean the time specified as such in Part E (Data).

“Part” shall mean a part of these Index Conditions.

“Roll Day” shall mean each Scheduled Roll Day, as adjusted in accordance with Part G (Adjustment of dates).

“Scheduled Roll Day” shall mean each day specified as such in Part E (Data).

“Scheduled Trading Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Scheduled Valuation Date” shall mean each day specified as such in Part E (Data).

“Valuation Date” shall mean each Scheduled Valuation Date, as adjusted in accordance with Part G (Adjustment of dates).

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Part K:	Risk Factors

The discussion of risks in this Part K comprises a discussion of specific risk factors, followed by a discussion of general risk factors.

Specific Risk Factors

1.	STRATEGY RISK

The strategy of the Index is to track the performance of a notional rolling long position in a succession of Futures Contracts on the same Underlying, and not to outperform any other investment in any other futures contract or succession of futures contracts on the same Underlying, or any other benchmark.

The performance of the Index is dependent on the gains and losses resulting from the notional positions taken in the relevant Futures Contracts according to the Index methodology. Investors in Index Linked Products should therefore be familiar with the risks associated both with futures contracts generally (for example futures contracts can be volatile and undergo significant change over short periods, particularly during periods of market stress) and with the manner in which the Index systematically determines the positions in Futures Contracts that it notionally assumes.

2.	LIMITED DIVERSIFICATION AND CORRELATION RISK

The Index contains only one Constituent (other than during a Roll Period, when it contains two Constituents). Accordingly, the Index is less diversified than an investment in any fund, investment portfolio or other product which invests in or tracks a diversified investment portfolio, and therefore the Index could experience greater volatility and may underperform such other investment products or a more diversified index. Investors in Index Linked Products will therefore bear the risks of a highly concentrated financial product.

3.	NO GUARANTEE OF RETURN

The Index methodology cannot guarantee that reflecting the performance of the Constituent will result in an increased Index Level over time. Index Linked Products based on the methodology of any Index cannot and do not guarantee absolute returns in any situation.

4.	LIMITED OPERATING HISTORY

The Index was launched by the Index Administrator on the Index Launch Date and has been calculated by the Index Calculation Agent for the period from the specified Index Start Date. Any back-testing or similar performance analysis performed by any person in respect of any Index must be considered illustrative only and may be based on estimates or assumptions not used by the Index Calculation Agent when determining the relevant Index Level.

5.	LIMITATIONS IN THE DESIGN OF THE INDEX

In common with all algorithmic strategies, the Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. An alternative index using other processes and parameters may outperform the Index.

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General Risk Factors

1.	INTRODUCTION

The Index Level may go down as well as up, depending on the performance of the Constituents and their effect on the strategy that the Index has been developed to reflect. There can be no assurance as to the future performance of the Index, and the Index Level on any day may not reflect either its past performance or its future performance. The strategy that the Index has been developed to reflect may not be successful, and other strategies using the Constituents and alternative indices and benchmarks may perform better than the Index.

The Index represents the value of its Constituents, as weighted according to any weighting scheme used by the Index. The Index has been developed to be “investable”, but the methodology set out in these Index Conditions is quantitative, which means that the Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Index or any of its Constituents.

The result of any such actual investment may be different to the performance of the Index. In particular, any notional fees or costs deducted in the calculation of the Index Level, and any proportionate amount included in the Index Level of any dividend, distribution or payment in respect of any Constituent, may be different from those arising in respect of any actual investment in any Constituent or any combination of Constituents.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.

2.	RISKS IN RESPECT OF THE CONSTITUENTS

The performance of the Index is dependent on the performance of all of the Constituents contained in the Index.

Fluctuations in the level, price, rate or value (as applicable) of the Constituents contained in the Index from time to time will directly affect the Index Level. The extent to which fluctuations in the Constituent Level of a particular Constituent will affect the Index Level will, amongst other things, depend on how the Constituent is used in the Index.

Please refer to the following paragraphs for a discussion of the particular general market risks arising in respect of each classification of Constituent.

●	ETD Contract (exchange-traded derivative contract)

Prospective investors in an Index Linked Product linked to an Index containing an ETD Contract (whether a futures contract or an option contract) should be familiar with futures contracts and option contracts generally. The value and price volatility of both the ETD Contracts contained in an Index and of the assets or reference factors underlying such ETD Contracts must be considered.

Daily Limits

ETD Contracts are traded on exchanges, and are subject to regulations which limit the extent to which the prices of ETD Contracts can fluctuate during a single trading day. These regulations are commonly referred to as “daily limits”. Under these regulations, on a particular trading day, no trades may be executed at prices beyond the daily limits. Once the price of an ETD Contract has increased or decreased by an amount equal to the applicable daily limit, a trader cannot take a position or liquidate a position unless he is willing to effect the trade at or within the applicable daily limit. This could prevent the holder

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of an ETD Contract from promptly liquidating unfavourable positions and subject him to substantial losses.

3.	PERFORMANCE OF THE INDEX

3.1	The performance of the Index may be significantly lower than the performance of certain Constituents

The performance of the Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics, even if some of the Constituents have generated significant positive returns. The levels, prices, rates or values (“Values”) of the Constituents may move in different directions at different times compared to each other, and underperformance by one or more of the Constituents may reduce the performance of the Index as a whole, even if other Constituents generate positive returns.

3.2	The correlation between the Constituents may change unpredictably

Correlation is the extent to which the Values of the Constituents increase or decrease to the same degree at the same time. If the correlations among the Constituents change, the level of the Index may be adversely affected.

3.3	The Index may be subject to currency rate risk

The Index may be exposed to currency rate risk because the Values of the Constituents may be converted into the base currency of the Index for the purposes of calculating the level of the Index if those Values are expressed in a different currency. Currency rates may be volatile and move in an unexpected way. Historical currency rates should not be considered indicative of future currency rates.

4.	NOTIONAL EXPOSURE

The Index creates a notional exposure to the Constituents and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.

4.1	No rights

Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.

4.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

4.3	Reinvestment.

If the Index is a “total return index”, it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If the Index is not a “total return index”, it will not include any such notional reinvestment.

5.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

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The Index does not create any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a “Relevant Person”), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.

6.	NO INVESTIGATION

Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions to any Constituent. Consequently there can be no assurance that all events have been disclosed which would affect the performance of the Index or the value of any Index Linked Product.

7.	EFFECT OF FEES

The Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made.

8.	EFFECT OF NOTIONAL COSTS

The Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made.

9.	DISRUPTION TO THE INDEX

Certain events may affect the calculation of the Index and the Index Level. These events, which are described elsewhere in these Index Conditions, may have consequences including:

(1)	the Index Calculation Agent following the process described in Part G (Adjustment of dates);

(2)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;

(3)	the Index Calculation Agent suspending the calculation, publication and dissemination of the Index and the Index Level;

(4)	the Index Administrator making a modification or change to these Index Conditions; and

(5)	the Index Administrator discontinuing and cancelling the Index.

Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.

The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of the Index being postponed to a later time than as provided in these Index Conditions.

10.	INDEX ADMINISTRATOR AND THE INDEX CALCULATION AGENT

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These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on the Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part L (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which the Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

Conflicts of Interest

The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the “Product Provider”) is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.

1.	DISCRETIONS

As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Index, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Index and therefore the amount payable under the Index Linked Product.

2.	HEDGING

The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, “Related Instruments” shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the Index, and may result in the Product Provider or its affiliates receiving a profit, even if the level of the Index declines.

3.	TRADING ACTIVITIES

The Product Provider and its affiliates expect to engage in trading activities related to the Index, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Index and therefore the value of the Index Linked Product.

4.	INDEX FEE

If a fee is deducted in the calculation of the level of the Index (an “Index Fee”), the Product Provider or its affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product provider hedges its obligations under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount

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received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.

5.	NOTIONAL TRANSACTION COSTS

If notional transaction costs are deducted in the calculation of the level of the Index (“Notional Transaction Costs”), the Product Provider or an affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS

If the Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.

7.	UNAVAILABILITY OF THE INDEX

In the event that the determination and publication of the Index is suspended or discontinued, or the level of the Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of the Index pursuant to the terms of the Index Linked Product.

8.	LICENSING FEE

If the Index includes a Constituent which is an index sponsored by the Product Provider or an affiliate of the Product Provider (a “Sub-Index”), the potential conflicts discussed above may exist in respect of that Sub-Index. If the Index or a Sub-Index is based on a methodology licensed from the Product Provider or an affiliate of the Product Provider, the Product Provider or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.

9.	SHARING PAYMENTS

Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its affiliates in connection with the Index, may be shared with third parties.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART K IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

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Part L:	Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS

1.1	Calculations

Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

Subject to any Correction Period specified, if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information (using Expert Judgement), and in exercising any such discretion, will act in good faith and in a

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commercially reasonable manner which is consistent with the primary objective of the Index.

1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be “as at”, “as of”, “in respect of” or “on”, or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

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In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part L, a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the

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associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part L (Miscellaneous).

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.

© 2022 Citigroup Global Markets Limited. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

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